CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


           AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND MARKETING
                            COLLABORATION AGREEMENT


     THIS AMENDED AND RESTATED RESEARCH, DEVELOPMENT AND MARKETING COLLABORATION AGREEMENT ("Amendment") is made as of October, 1997, by and between CoCensys, Inc., a Delaware corporation ("CoCensys"), located at 201 Technology Drive, Irvine, California 92618, Acea Pharmaceuticals, Inc., a wholly owned subsidiary of CoCensys, Inc. ("Acea"), located at 201 Technology Drive, Irvine, California 92618, and Warner-Lambert Company, a Delaware corporation ("Warner"), located at 201 Tabor Road, Morris Plains, New Jersey 07950. As used in this Amendment, "CoCensys" shall include Acea.

                                  WITNESSETH:

     WHEREAS, CoCensys, Acea and Warner entered into that certain Research, Development and Marketing Agreement as of October 26, 1995 relating to a collaborative effort to discover and develop NMDA receptor subtype selective antagonists (the "Original Agreement"); and

     WHEREAS, the parties desire to amend and restate the original Agreement to expand the scope of the research and development efforts thereunder and to otherwise modify certain terms thereof.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained herein, CoCensys, Acea and Warner hereby agree that, effective as of the date hereof, that certain Research, Development and Marketing Collaboration Agreement among the parties, dated October 26, 1995 is hereby amended and restated as follows:


SECTION 1. DEFINITIONS

     The following capitalized terms shall have the meanings indicated for purposes of this Amendment:

     1.1. "AFFILIATE" shall mean any corporation, association, or other entity which directly or indirectly controls, is controlled by or is under common control with the party in question. As used in this definition of "Affiliate", the term "control" shall mean direct

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or indirect beneficial ownership of more than 50% of the voting or income interest in such corporation or other business entity.

     1.2. "AGREEMENT" shall mean the Original Agreement as amended and restated by this Amended and Restated Research, Development and Marketing Collaboration Agreement.

     1.3. "AMPA ANTAGONIST" shall mean an AMPA-type glutamate receptor antagonist or a positive AMPA receptor modulator, the chemical structure of which does not match that described in part (a) of Schedule 1.3 which is attached hereto and incorporated herein by reference.

     1.4 "BACKGROUND TECHNOLOGY" shall mean all technology, inventions, information, data, know-how, compounds (including compounds arising from research performed by CoCensys, Oregon, or UC pursuant to the Oregon/UC Agreements), and materials (whether or not patented or patentable) that
(i) relate to the discovery, design, synthesis, delivery, development, testing, use, manufacture or sale of NRSSAs or AMPA Antagonists that; (ii) with respect to NRSSAs exist as of the Effective Date and with respect to AMPA Antagonists, exist as of the Restatement Date; and (iii) are owned or Controlled by a party hereto. Background Technology shall not include (i) any CoCensys Compounds or
(ii) any compounds which have been identified as active in the Field and which were discovered, synthesized or developed by either party pursuant to the Screening Collaboration Agreement, which such compounds shall be considered "Collaboration Compounds." Background Technology also shall not include (i) any compound described in part (a) of Schedule 1.3 owned or Controlled by either Warner or by CoCensys or (ii) licostinel (ACEA-1021) or any backup compound candidates that are primarily glycine site antagonists of the NMDA receptor type of glutamate receptor, such compounds being identified by CoCensys or its licensees and including but not limited to the compounds covered by the patents listed in part (b) of Schedule 1.3.

     1.5. "BULK PRODUCT" shall mean the active ingredient of any Product, in bulk form.

     1.6. "CIBA COLLABORATION" shall mean that research and development collaboration regarding licostinel (Acea 1021), and certain back-up compounds therefore, conducted pursuant to that certain Research and Development Agreement by and between CoCensys, Acea, and Ciba-Geigy Limited, dated as of December 23, 1994.

     1.7. "COCENSYS COMPOUNDS" shall mean those compounds identified by CoCensys prior to or following the term of the Screening Collaboration Agreement, but prior to the Effective Date, as showing activity in the Field, including, but not limited to, those compounds which are described in the patent application referenced on Schedule 1.7 hereto. CoCensys Compounds excludes any compound which has been identified by CoCensys (or its licensee) as a Development Candidate and which was not discovered or designated primarily as an NRSSA or an AMPA Antagonist.

     1.8  "CO-DEVELOPMENT PERCENTAGE" shall have the meaning set forth in
Section 5.3.

     1.9  "COLLABORATION COMPOUND(S)" shall mean:

          (i) any compound identified, discovered, synthesized, or developed by either party during the Term of the Research Program and pursuant to the Research Program, including without limitation, a compound which constitutes a Non-Field Invention; or

          (ii) any compound which was identified as active in the Field, discovered, synthesized, or developed pursuant to research conducted by CoCensys or Warner pursuant to the Screening Collaboration Agreement; or

         (iii) any CoCensys Compound; or

          (iv) any compound which is an analog or derivative of any compound described in subsections (i), (ii), or (iii) of this definition of "Collaboration Compound" and which analog or derivative is identified, discovered, synthesized, or developed within 1 year after the end of the Term of the Research Program.

          Notwithstanding the foregoing, "Collaboration Compound" shall not include (x) any Development Candidate identified, discovered, synthesized, or developed by either party or (y) any compound identified, discovered, synthesized, or developed independently by a party either prior to or after the Effective Date as the result of research activities outside the Field (including any efforts conducted under the Ciba Collaboration), if such compound has no NRSSA or AMPA Antagonist activity or has only, or is later discovered to have only, Incidental NRSSA Activity or Incidental AMPA Activity. "Incidental NRSSA Activity" means NRSSA activity which is not a substantial contributor to the compound's pharmacological activity. "Incidental AMPA Activity" shall mean AMPA activity which is not a substantial contributor to the compound's pharmacological activity.

     1.10. "COLLABORATION LEAD COMPOUND(S)" shall have the meaning set forth in Section 5.1.

     1.11. "COLLABORATION PRODUCT(S)" shall mean any Collaboration Lead Compound(s) in development from and after the date of filing of an IND with respect to such Collaboration Lead Compound, through and including product registration and commercial sales.

     1.12. "COLLABORATION TECHNOLOGY" shall mean all (a) Collaboration Compounds and information related thereto; (b) such technology, inventions, information, data, know-how, and materials (whether or not patented or patentable) that (i) a party hereto owns or Controls, (ii) relate to the Field, and (iii) are conceived, generated, or reduced to practice during the Term of the Research Program and pursuant to the Research Program or pursuant to Preclinical Development or Development, including, without limitation, improvements on either party's Background Technology; and (c) all patents and trade secrets covering any of
(a) or (b).

     1.13. "CONTROL" shall mean possession of the ability to grant the licenses or sub-licenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

     1.14. "CO-PROMOTION COUNTRY" shall mean with respect to a Collaboration Lead Compound or Collaboration Product for which CoCensys has exercised the Re-engagement Option, the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico.

     1.15. "CO-PROMOTION EXPENSES" shall mean the following expenses incurred by a party or for its account with respect to a Collaboration Product which the parties are co-promoting pursuant to Section 7, to the extent allocable to the preparation for the commercial launch of a Collaboration Product in the Co-Promotion Country, or the marketing, promotion, and sales of a Collaboration Product subsequent to the receipt of Regulatory Approval in the Co-Promotion Country:

           (i) the Cost of Goods; and

          (ii) post-Regulatory Approval medical and clinical trial costs, costs of monitoring adverse drug reactions, costs of quality control complaints, and costs associated with maintenance of the Regulatory Approvals; and

         (iii) costs of distribution and shipping of the Collaboration Product to distributors and customers for the Collaboration Product; and

          (iv) direct costs, specifically allocable to the Collaboration Product, incurred for the sales (including cost of sales forces, specialty sales force, call reporting and other monitoring/tracking costs; and regional sales management and marketing management), advertising, promotion, and marketing of the Collaboration Product through any means (including advertisements, promotional literature, market research, symposia, exhibits, and direct mail); and

           (v) costs of product liability insurance and costs associated with the defense and settlement of product liability claims; and

          (vi) costs associated with the registration of the trademark used in connection with such Collaboration Product or any trademark infringement litigation; and

         (vii) any consideration payable to Third Parties for licenses required for the manufacture, importing, sale, marketing or use of the Collaboration Product to the extent set forth in Sections 4.5(a) and 6.4(c); and

        (viii) expenses associated with recalls; and

          (ix) any other expenses on which the parties may mutually agree.

Co-Promotion Expenses will not include general corporate overhead.

     1.16.     "CORE U.S. DOSSIER" shall have the meaning set forth in
Section 5.3(c).

     1.17. "COST OF GOODS" shall mean the cost of Bulk Products or Finished Products sold and shall be computed in accordance with United States Generally Accepted Accounting Standards. Cost of Goods shall include (i) in the case of manufacturing services provided by Warner, its Cost of Manufacture of such Finished Products, as well as the net cost or credit of any value-added taxes actually paid or utilized in respect of the Finished Products and (ii) in the case of Finished Products or Bulk Products acquired from Third Parties, payments made by either party to such Third Parties, as well as the net cost or credit of any value-added taxes actually paid or utilized in respect of the Finished Products or Bulk Products.

     1.18. "COST OF MANUFACTURE" shall mean, with respect to any Bulk Product or Finished Product, the fully allocated cost of manufacturing such Product (in accordance with Good Manufacturing Practices), which includes the direct and indirect cost of any raw materials, packaging materials, and labor (including benefits) utilized in such manufacturing (including formulation, filling, finishing, labeling, and packaging, as applicable) plus an appropriate share of all factory overhead, both fixed and variable, allocated to the Product being manufactured, in accordance with the normal accounting practices for all other products manufactured in the applicable facility.

     1.19. "DEVELOPMENT" shall mean the development of any Collaboration Product from and after the filing of an IND, through, and including product registration.

     1.20. "DEVELOPMENT CANDIDATE" shall mean a compound which, in the case of NRSSA as of the Effective Date, and in the case of an AMPA Antagonist as of the Restatement Date, is undergoing Preclinical Development, including clinical development/scale-up, assay development, toxicology, pharmacokinetics, metabolism, and safety pharmacology outside the Field.

     1.21. "DEVELOPMENT COSTS" shall mean all costs and expenses reasonably charged directly to Preclinical Development of any Collaboration Lead Compound or Development of the applicable Collaboration Product, including preclinical and clinical studies, pharmaceuticals development, manufacturing scale-up costs and validation, qualification and certification costs (and after the effective exercise of the Re-engagement Option shall be estimated in the Development Plan and Budget). Development Costs shall include:

          (i) the Costs of Goods for such Collaboration Product in Preclinical Development or Development as set forth in Section 9.1(d); and

          (ii) direct and indirect labor (fringe benefits and overtime) at a rate to be negotiated by the parties prior to the commencement of any Preclinical Development; and

         (iii) direct costs for outside professional services, including, but not limited to, toxicology studies or clinical studies performed by Third Parties, all to the extent supported by invoices and actual payments; and

          (iv) direct charges (chemicals, lab supplies, animals and other direct charges) at actual cost plus an allocation for overhead of 25% (cost X 1.25).

General corporate overhead shall be excluded from Development Costs.

     1.22. "DEVELOPMENT PLAN AND BUDGET" shall have the meaning set forth in Section 5.3(c).

     1.23. "DRUG APPROVAL APPLICATION" shall mean an application for Regulatory Approval required before commercial sale or use of a Collaboration Product as a drug in the Co-Promotion Country.

     1.24.     "EFFECTIVE DATE" shall mean October 26, 1995.

     1.25.     "EXECUTIVE COMMITTEE" shall have the meaning set forth in
Section 3.1.

     1.26.     "FDA" shall mean the United States Food and Drug Administration.

     1.27. "FIELD" shall mean research, drug discovery and development aimed at NRSSAs and AMPA Antagonists and all therapeutic benefits of NRSSAs and AMPA Antagonists, including, without limitation, the treatment of stroke, head trauma, pain, chronic neurodegenerative conditions, epilepsy, depression, anxiety, psychosis, substance abuse, and other neurological and psychiatric disorders.

     1.28. "FINISHED PRODUCT" shall mean the finished pharmaceutical form, in any formulation, of a Product, packaged for sales to Third Parties.

     1.29.     "IND" shall mean an Investigational New Drug Application.

     1.30. "INDEPENDENT LEAD COMPOUND(S)" shall have the meaning set forth in Section 5.3(j).

     1.31.     "INDEPENDENT PRODUCT(S)" shall have the meaning set forth in
Section 5.3(j).

     1.32.     "INVENTION(S)" shall have the meaning set forth in
Section 4.1(b).

     1.33. "JOINT DEVELOPMENT COMMITTEE" or "JDC" shall have the meaning set forth in Section 3.3.

     1.34. "MAA" shall mean a Marketing Approval Application filed with the European Medicines Evaluation Agency or the appropriate health authority in the applicable country in Europe.

     1.35.     "NDA" shall mean a New Drug Application.

     1.36. "NET SALES" shall mean the gross amount actually received from non-affiliated customers for all Products sold, after deduction for the following items (i) trade, quantity, and cash discounts or rebates actually allowed and taken, and any other adjustments, including, without limitation, those granted on account of price adjustments, billing errors, rejected goods, damaged goods and recall returns in such amounts as are customary in the trade;
(ii) credits, rebates, charge-back and prime vendor rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations; (iii) any tax, tariff, customs duties, excise or other duties or other governmental charge (other than an income tax) levied on the sale, transportation or delivery of a Product and borne by the seller thereof; (iv) payments or rebates paid in connection with sales of Products to any governmental or regulatory authority in respect of any state or federal Medicare, Medicaid or similar programs; and (v) any charge for freight, insurance or other transportation costs.

     1.37. "NON-FIELD INVENTIONS(S)" shall mean all technology, inventions, information, data, know-how, compounds and material (whether or not patentable) that a party hereto owns or Controls that are not useful or necessary for use in the Field, but that are conceived, generated, or reduced to practice
(i) during the Term of the Research Program and pursuant to the Research Program or (ii) pursuant to Preclinical Development or Development.

     1.38. "NRSSA" shall mean an antagonist with selectivity for a specific subtype of the NMDA type of glutamate receptor.

     1.39. "OREGON" shall mean the University of Oregon, acting either alone or on behalf of the University of California, Irvine, as the case may be.

     1.40. "OREGON LICENSE AGREEMENT" shall mean that certain License Agreement between Oregon (acting on its own behalf and on behalf of the University of California, Irvine) and Acea, dated September 29, 1992, as may be amended from time to time, and any successor agreements thereto.

     1.41. "OREGON RESEARCH AGREEMENT" shall mean that certain Sponsored Research Agreement between Oregon and Acea, dated September 10, 1992, as may be amended from time to time, and any successor agreements thereto.

     1.42. "OREGON/UC AGREEMENTS" shall mean, collectively, the Oregon License Agreement, the Oregon Research Agreement, the Oregon/UC Assignment Agreement, and the UC Research Agreement.

     1.43. "OREGON/UC ASSIGNMENT AGREEMENT" shall mean that certain Agreement between Oregon and UC, dated September 23, 1992, as may be amended from time to time, and any successor agreements thereto.

     1.44. "ORIGINAL WARNER COMPOUND" shall mean any compound which is as of the Restatement Date or thereafter, contained within Warner's internal compound library and is other than a compound which is identified and first synthesized during the Term of the Research Program pursuant to the Research Program.

     1.45. "PATENT RIGHTS" shall mean, with respect to CoCensys or Warner, all United States and foreign patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations, and patents of addition) and patent applications (including, without limitation, all continuations, continuations-in-part, and divisions thereof) owned or Controlled by CoCensys or Warner, respectively, at any time during the Term of this Agreement relating to the design, synthesis, delivery, development, testing, use, manufacture, importation, offer for sale or sale of Independent Lead Compounds, Independent Products, Collaboration Compounds, Collaboration Lead Compounds, Collaboration Products, or other agents with activity in the Field.

     1.46. "PRECLINICAL DEVELOPMENT" shall mean all activities (including, but not limited to, chemical development/scale-up, assay development, toxicology, pharmacokinetics, metabolism, and safety pharmacology), which may or may not be conducted pursuant to GMP/GLP, undertaken to develop a Collaboration Lead Compound which are prior to the effective exercise of the Re-engagement Option, determined by Warner (or after the effective exercise of the Re-engagement Option, determined by the Joint Development Committee) to be necessary or desirable to file an IND on such Collaboration Lead Compound, including the preparation and filing of an IND.

     1.47. "PRECLINICAL DEVELOPMENT CRITERIA" shall have the meaning set forth in Section 5.1(a).

     1.48. "PRODUCT" shall mean a Collaboration Product or Independent Product, as applicable, in final packaged form.

     1.49.     "PROJECT TEAM LEADER" shall have the meaning set forth in
Section 3.3.

     1.50.     "RE-ENGAGEMENT OPTION" shall have the meaning set forth in
Section 5.3.

     1.51. "REGULATORY APPROVAL" shall mean all approvals (including pricing and reimbursement approvals), licenses, registrations, and authorizations of all national, supra-national, regional, state or local regulatory agencies, and departments and other governmental entities, necessary for the manufacture, distribution, use or sale of a Collaboration Product in the Co-Promotion Country.

     1.52.     "REQUIRED SALES EFFORT" shall have the meaning set forth in
Section 7.4.

     1.53. "RESEARCH MANAGEMENT COMMITTEE" or "RMC" shall have the meaning set forth in Section 3.2.

     1.54.     "RESEARCH PLAN" shall have the meaning set forth in Section 2.1.

     1.55. "RESEARCH PROGRAM" shall mean that program of research performed by the parties pursuant to Section 2.

     1.56. "RESTATEMENT DATE" shall mean the latest date set forth on the signature page of this Agreement.

     1.57. "SCIENTIFIC FTE" shall mean a full-time scientist (or in the case of less than a full-time, dedicated scientist, a full-time, equivalent scientist year), dedicated to research under the Research Program.

     1.58. "SCREENING COLLABORATION AGREEMENT" shall mean that certain Screening Collaboration Agreement, dated July 25, 1994, by and between Warner and Acea.

     1.59.     "SECOND SOURCE" shall have the meaning set forth in
Section 10.3.

     1.60. "TERM OF CO-PROMOTION" for a Collaboration Product approved for sale in the Co-Promotion Country shall mean the period beginning upon the first commercial sale of such Collaboration Product in the Co-Promotion Country and ending on the later of (i) expiration of the last to expire Patent Right necessary to make, use, import, offer for sale and sell such Collaboration Product in the Co-Promotion Country, or (ii) 10 years from first commercial sale of such Collaboration Product in the Co-Promotion Country.

     1.61. "TERM OF THIS AGREEMENT" shall mean the period from the Effective Date until, with respect to each Product, the expiration of the last profit sharing or royalty obligation owed by one party to the other with respect to such Product, or until this Agreement is otherwise terminated pursuant to its terms.

     1.62. "TERM OF THE RESEARCH PROGRAM" shall have the meaning set forth in Section 2.4.

     1.63. "THIRD PARTY" shall mean any party other than Warner or CoCensys or an Affiliate of either of them.

     1.64. "TOTAL PROFIT" shall mean, on a country-by-country basis, Net Sales for each Collaboration Product less all Co-Promotion Expenses incurred by the parties for such Collaboration Product in the applicable country.

     1.65.     "UC" shall mean the Regents of the University of California.

     1.66. "UC RESEARCH AGREEMENT" shall mean that certain Sponsored Research Agreement between UC and Acea, dated June 29, 1992, as may be amended from time to time, and any successor agreements thereto.


SECTION 2. RESEARCH PROGRAM

     2.1. UNDERTAKING AND SCOPE. The Research Management Committee will agree on and, in its discretion, modify the general direction of the Research Program to be performed under this Section 2. Correspondence and other material documenting such agreement and approved by the RMC are collectively referred to herein as the Research Plan. Initially, the Research Plan shall be as set forth on Schedule 2.1 which is attached hereto and incorporated herein by reference. Each party agrees to use its best efforts to perform the activities detailed in the Research Plan, in a professional and timely manner. Promptly after the Effective Date and, in the case of AMPA Antagonists, the Restatement Date, each party shall disclose to the other all Background Technology and Collaboration Technology then possessed by it relevant to the Field and necessary or helpful to perform the work described in the Research Plan. Notwithstanding the foregoing, Warner shall not be obligated to disclose to CoCensys the structure of any compound existing in the Warner Background Technology or Collaboration Technology until NRSSA or AMPA Antagonist activity is confirmed in such compound and CoCensys shall not be obligated to disclose to Warner the structure of any compound existing in the CoCensys Background Technology or Collaboration Technology until NRSSA or AMPA Antagonist activity is confirmed in such compound. Each party shall also provide to the other samples of compounds and biological materials that comprise its Background Technology or Collaboration Technology to the extent necessary for such other party to perform its obligations under the Research Plan and to the extent owned or Controlled by such party, provided, however, that neither party shall be obligated to unreasonably deplete its compound library. CoCensys acknowledges that, as of the Effective Date, it is in possession of certain [*], which were provided by a Third Party. CoCensys will use reasonable efforts to obtain permission from such Third Party to share such [*] with Warner.

     2.2. PERSONNEL AND RESOURCES. Each party agrees to commit the personnel, facilities, expertise, and other resources necessary to perform its obligations under the Research Plan; provided, however, that neither party warrants that the Research Program shall achieve any of the research objectives contemplated by them. From the Restatement Date until December 31, 1997, Warner and CoCensys will each maintain at its cost a minimum of [*] Scientific FTEs. Thereafter, and continuing until the end of the Term of the Research Program, CoCensys shall maintain a minimum of [*] Scientific FTEs (who shall be CoCensys employees). Commencing on [*], Warner shall reimburse CoCensys for a minimum of [*] Scientific FTEs at a rate of [*] per Scientific FTE, per calendar year. Warner shall pay CoCensys such amounts in advance on a quarterly basis. The


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*Confidential treatment requested
scientific priorities and direction of such Scientific FTEs will be determined by the Research Management Committee, which may increase or decrease the minimum number of Scientific FTEs required to be maintained, provided, however, that in no event shall the minimum number of Scientific FTEs be set by the Research Management Committee at more than [*] or less than [*] during the first [*] following the Effective Date. The Scientific FTEs maintained by CoCensys may include, but shall not be limited to, scientists in the areas of molecular biology, pharmacology, neuropharmacology, and medicinal chemistry. The Scientific FTEs maintained by Warner may include, but shall not be limited to, scientists in the areas of molecular biology, biochemistry, biochemical pharmacology, neuropharmacology, behavioral pharmacology, medicinal chemistry, and computer-assisted drug design.

     CoCensys shall be permitted to contract with Oregon at CoCensys' cost, in the form of a sponsored research agreement, to assist it in performing those of its obligations under this Section 2 which CoCensys is required to perform prior to December 31, 1997, and the number of Scientific FTEs performing such services at Oregon shall be credited against the minimum number of Scientific FTEs required to be maintained by CoCensys hereunder prior to December 31, 1997. CoCensys represents and warrants that if CoCensys utilizes personnel or facilities of Oregon to perform any such work, it shall only do so pursuant to a written agreement between CoCensys and Oregon which shall contain terms and conditions consistent with the terms and conditions of this Agreement, including, without limitation, terms protecting Warner's rights in any Collaboration Technology arising from such performance. Warner shall have the right to review any such agreement prior to the execution thereof and such agreement shall not be signed until approved by the RMC. Warner shall review, and the RMC shall consider approval of, such agreement in an expeditious manner.

     2.3. INFORMATION AND REPORTS CONCERNING COLLABORATION TECHNOLOGY. All Collaboration Technology made by either party will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated. The parties will exchange at least monthly verbal or written reports presenting a meaningful summary of their activities performed under this Agreement. In addition to the foregoing, each party shall promptly provide to the other the structures of all Collaboration Compounds and other biological materials prepared or developed by such party pursuant to the Research Program.

     2.4. TERM OF THE RESEARCH PROGRAM. Work under the Research Plan will commence as of the Effective Date and, unless terminated earlier by either party pursuant to the terms of this Agreement or extended by mutual agreement of the parties, will terminate on the [*] anniversary of the Restatement Date, provided that the work may be extended for additional [*] terms upon the mutual written consent of the parties (as terminated, expired or extended, the "Term of the Research Program"). The Term of the Research Program may be terminated by either party upon 6 months prior written notice to the other party, provided, however, that the terminating party shall be obligated to


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

continue all Research Program studies ongoing at the time of such written notice until the effective date of such termination and shall provide the data arising therefrom to the non-terminating party. Upon early termination by a party of the Term of the Research Program pursuant to the preceding sentence, each party shall retain such ownership interest in the Collaboration Technology as it shall hold on the date of the termination; provided, however, that (i) the licenses granted to the non-terminating party under Section 2.5, Section 4.7, and Section 6 shall remain in full force and effect, but the terminating party shall forfeit all rights to co-develop and co-promote all Collaboration Compounds, (ii) the terminating party shall not conduct any further research in the Field for a period of [*] from the effective date of such early termination, and (iii) all licenses granted to such terminating party under this Agreement may be immediately terminated by the other party. Any Collaboration Compound pursued by the non-terminating party in such event shall be deemed an Independent Product and the non-terminating party shall pay to the terminating party a royalty on Net Sales of such Independent Product equal to [*].

     2.5. CROSS-LICENSES TO BACKGROUND TECHNOLOGY. Each party hereby grants and agrees to grant to the other a non-exclusive, royalty-free license to use and practice such party's Background Technology for research purposes in the Field until [*]. In addition, for each Collaboration Compound which enters Preclinical Development or Development, each party hereby grants and agrees to grant to the other a non-exclusive, royalty-free license to use and practice such party's Background Technology for the Preclinical Development or Development of such Collaboration Compound until termination of such Preclinical Development or Development. Notwithstanding the foregoing, the granting party may terminate such license granted by it immediately upon its termination of this Agreement for breach by the other party under Section 14.1, or upon the other party's early termination of the Research Program pursuant to
Section 2.4.


SECTION 3. COMMITTEES

     3.1. EXECUTIVE COMMITTEE.

          (a) Promptly after the Effective Date, Warner and CoCensys will each appoint 3 representatives to a management committee (the "Executive Committee"). Chairmanship of the Executive Committee meetings will rotate between a CoCensys member and a Warner member based on which party is hosting the Executive Committee meeting. The Executive Committee will be charged with overseeing and managing the entire Collaboration, including the Research Management Committee, the Joint Development Committee, and the Marketing Committee. In addition, the role of the Executive Committee will be to:
(1) coordinate the parties' activities hereunder; (2) resolve problems or settle disagreements that are unresolved by the RMC, the JDC, and the Marketing Committee unless otherwise indicated in this Agreement; (3) approve allocations of tasks and resources required to carry out the goals of the Collaboration;

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

(4) approve all plans and annual budgets for the various projects and programs within the Collaboration; (5) designate Collaboration Lead Compounds;
(6) encourage and facilitate ongoing cooperation between the parties;
(7) coordinate and monitor the payments and repayments to be made by and between the parties; and (8) perform such other functions as appropriate to further the purposes of this Agreement as determined by the parties. Any disputes or disagreements within the Executive Committee shall be resolved pursuant to Section 3.6.

          (b) The Executive Committee will meet every 6 months during the term of this Agreement and at such other times as a party may request, alternating between Ann Arbor, Michigan and Irvine, California and will otherwise communicate regularly by telephone, facsimile, and video conference. Each party recognizes the importance of the Executive Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the Executive Committee at any time upon giving written notice to the other party.

     3.2. RESEARCH MANAGEMENT COMMITTEE. Promptly after the Effective Date, Warner and CoCensys will each appoint 3 representatives to a Research Management Committee (the "Research Management Committee" or "RMC"). CoCensys will appoint the chairman of the RMC for the initial 12 months. Thereafter, chairmanship will rotate between a Warner member and a CoCensys member every 12 months. The RMC will review, direct, and supervise all operational and scientific aspects of the Research Program. The duties of the Research Management Committee shall include determining the direction of the Research Plan, adding molecular targets, conducting biological and medicinal chemical studies, and proposing Collaboration Lead Compounds to the Executive Committee. The Research Management Committee will meet quarterly, or more frequently if mutually agreed, and will alternate sites of meetings between Irvine, California and Ann Arbor, Michigan and will otherwise communicate regularly by telephone, facsimile, and video conference. Each party recognizes the importance of the Research Management Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the Research Management Committee at any time upon giving written notice to the other party. Any disputes or disagreements within the RMC shall be resolved pursuant to Section 3.6.

     3.3. JOINT DEVELOPMENT COMMITTEE. Within 30 days of the date CoCensys exercises the Re-engagement Option in accordance with Section 5.3 to co-develop a Collaboration Lead Compound, Warner shall appoint 4 representatives and CoCensys shall appoint 2 representatives to a Joint Development Committee (the "Joint Development Committee" or "JDC"). Such representatives will include individuals with expertise and responsibilities in the areas of preclinical development, clinical development, or regulatory affairs. The JDC will oversee all aspects of the Preclinical Development and Development of each Collaboration Lead Compound for which CoCensys has exercised the Re-engagement Option through the filing of an NDA or its foreign equivalent on a Collaboration Product arising from such Collaboration Lead Compound. With respect to each Collaboration Lead Compound in
Preclinical Development and each Collaboration Product in Development, the Executive Committee will, upon nomination from each party, select one Warner JDC representative as a "Project Team Leader" with respect to such Collaboration Lead Compound or Collaboration Product. The Project Team Leader will be responsible for overseeing the operational aspects of the Preclinical Development and the Development of the applicable Collaboration Lead Compound or Collaboration Product, as directed by the JDC, and will prepare and submit to the JDC issues and problems to be decided by the JDC. The JDC will meet on a quarterly basis, alternating between Ann Arbor, Michigan and Irvine, California and will otherwise communicate regularly by telephone, facsimile and video conference. Each party recognizes the importance of the Joint Development Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the Joint Development Committee at any time upon giving written notice to the other party.

     3.4 MARKETING COMMITTEE. At such time as registration and marketing in the Co-Promotion Country for one or more Collaboration Products for which CoCensys has exercised the Re-engagement Option in accordance with Section 5.3 is anticipated, and in any event, no later than at the conclusion of Phase II clinical studies for any such Collaboration Product, Warner shall appoint 3 representatives and CoCensys shall appoint 1 representative to a marketing committee (the "Marketing Committee"). Such representatives will include individuals with expertise in sales, marketing , clinical trials, manufacturing or regulatory affairs. The Marketing Committee shall develop a marketing plan for each Collaboration Product in the Co-Promotion Country for which CoCensys has exercised the Re-engagement Option, shall oversee quality control of each such Collaboration Product as set forth in Section 9 and shall oversee operational aspects of marketing and sales in the Co-Promotion Country following launch of each such Collaboration Product, as further discussed in
Section 7. The Marketing Committee will meet on a quarterly basis, alternating between Morris Plains, New Jersey and Irvine, California and will otherwise communicate regularly by telephone, facsimile and video conference. Each party recognizes the importance of the Marketing Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives to such committee to attend all meetings of such committee. A party may change any of its appointments to the Marketing Committee at any time upon giving written notice to the other party.

     3.5. MEETINGS. All committees created hereunder may meet by telephone or video conference or in person at such times as are agreeable to the members of each such committee. Attendance at meetings shall be at the respective expense of the participating parties. Each committee created hereunder shall assure that agendas and minutes are prepared for each of its meetings. All actions taken and decisions made by the Executive Committee and the Research Management Committee shall be by unanimous agreement. All actions taken and decisions made by the Joint Development Committee and the

Marketing Committee shall be by majority vote. If personal attendance is not possible for valid reasons, voting by proxy is permissible.

     3.6. DISPUTE RESOLUTION. Any disputes or disagreements arising in the RMC will be referred to the Executive Committee if the RMC is unable to resolve such dispute or disagreement within 30 days. In addition, any other disputes or disagreements between the parties arising hereunder will be referred to the Executive Committee. If the Executive Committee is unable to resolve, after 30 days, a dispute regarding any issue presented to it or arising in it, such dispute will be referred to the Chief Executive Officer of CoCensys and a senior officer of Warner's pharmaceutical business for good faith resolution, for a period of 90 days. If such dispute is not resolved by the end of such 90-day period, the parties shall be free to pursue any legal or equitable remedy available to them.


SECTION 4. PATENTS, KNOW-HOW RIGHTS, AND INVENTIONS

     4.1. OWNERSHIP OF TECHNOLOGY.

          (a) BACKGROUND TECHNOLOGY. Except as otherwise set forth herein, each party shall retain ownership or Control, as the case may be, over its Background Technology. The owner of any patentable Background Technology shall have the right, at its option and expense, to prepare, file and prosecute in its own name any patent applications with respect to such Background Technology and to maintain any patents issued.

          (b) COLLABORATION TECHNOLOGY. Except as otherwise set forth herein, ownership of Collaboration Technology (whether or not patentable) shall be determined in accordance with United States laws of inventorship. Subject to
Section 4.2, the owner (the "Inventor") of any patentable Collaboration Technology (an "Invention") shall have the right, at its option and expense, to prepare, file, and prosecute in its own name any patent applications with respect to any Invention owned by it and to maintain any patents issued. In connection therewith, the non-Inventor party agrees to cooperate with the Inventor at the Inventor's expense in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued. The obligations set forth in this Section 4.1(b) shall survive the expiration or termination of this Agreement.

          (c) NON-FIELD TECHNOLOGY. Warner shall own all Non-Field Inventions that constitute or claim the formulation, composition of matter or use of any compound supplied to CoCensys by Warner. CoCensys shall own all Non-Field Inventions that relate to any compound supplied to Warner by CoCensys. The parties will co-own all other Non-Field Inventions. The parties will cooperate in the joint filing of patent applications claiming Non-Field Inventions described in the preceding sentence. All compounds which are Non-Field Inventions shall be deemed Collaboration Compounds.

     4.2. JOINT INVENTIONS.

          (a) Collaboration Technology jointly invented by CoCensys and Warner and Collaboration Technology derived from the screening of the Warner compound library or the CoCensys compound library using screening technology contributed by CoCensys will be jointly owned by CoCensys and Warner; however, subject to
Section 4.2(b), Warner will have the rights and responsibilities of the "Inventor" as described in this Section 4 in respect of any such patentable, jointly owned Collaboration Technology and CoCensys shall have the rights and responsibilities of a non-Inventor therein. Warner shall use patent counsel reasonably acceptable to CoCensys [*] in connection with its preparation, filing, and prosecution of patent applications that claim patentable, jointly owned Collaboration Technology. If CoCensys exercises the Re-engagement Option, then with respect to a Collaboration Lead Compound or Collaboration Product claimed by any such patent and patent applications Warner shall, on a quarterly basis, notify CoCensys of the amount of all expenses incurred by Warner in connection with the preparation, filing and prosecution of such patents and patent applications in the Co-Promotion Country relating to such Collaboration Lead Compounds or Collaboration Products and provide CoCensys with an itemized accounting of such expenses and CoCensys shall promptly thereafter pay Warner a percentage of its out-of-pocket expenses for such preparation, filing, and prosecution in the Co-Promotion Country equal to the [*]. CoCensys shall further thereafter reimburse Warner for the [*] of such expenses thereafter incurred by Warner in connection with such patents and patent applications.
All expenses in connection with the preparation, filing and prosecution in non-Co-Promotion Countries of patent applications that claim patentable, jointly owned Collaboration Technology shall be borne [*]. CoCensys may use patent counsel reasonably acceptable to Warner to review and provide comments with respect to the preparation, filing and prosecution of patent applications that claim patentable, jointly owned Collaboration Technology and [*] in connection therewith. As used in this Section 4.2(a), "out-of-pocket expenses" shall mean direct costs, excluding internal labor costs.

          (b) CoCensys shall have the sole right and responsibility to prepare, prosecute and maintain any patents or patent applications covering the composition of matter, use, manufacture, or formulation of the CoCensys Compounds and Warner shall not have the rights and responsibilities of the "Inventor" with respect to any such patents or patent applications. [*] in connection with the preparation, filing, and prosecution of patent applications that claim CoCensys Compounds. CoCensys shall, on a quarterly basis, notify Warner of the amount of such expenses in the Co-Promotion Country relating to any Collaboration Lead Compound or Collaboration Product for which CoCensys has exercised the Re-engagement Option and provide Warner with an itemized accounting of such expenses and Warner shall promptly thereafter pay CoCensys [*] of its out-of-pocket expenses for such preparation, filing, and prosecution in the Co-Promotion Country equal to [*]. All expenses in connection with the preparation, filing, and prosecution in non-Co-Promotion Countries of patent applications that claim


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                                       16
patentable CoCensys Compounds shall be borne [*]. As used in this Section 4.2(b), "out-of-pocket expenses" shall mean direct costs, excluding internal labor costs.

     4.3. PROTECTION OF PATENT RIGHTS.

          (a) The Inventor shall prepare, prosecute, and maintain (and shall keep the other party currently informed of all steps to be taken in such preparation, prosecution and maintenance of) all of its Patent Rights which claim an Invention and at the other party's request, shall furnish the other party with copies of such Patent Rights and other related correspondence relating to such Invention to and from patent offices and permit the other party to offer its comments thereon before the Inventor makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result. The non-Inventor party shall offer-its comments promptly. CoCensys and Warner shall each promptly notify the other of any infringement or unauthorized use of an Invention which comes to its attention.

          (b)  If the Inventor fails to (i) fulfill its obligations under this
Section 4 or (ii) protect against abandonment of a Patent Right which claims an Invention, the Inventor shall permit the non-Inventor party, at its option and expense, to undertake such obligations. The party not undertaking such actions shall fully cooperate with the other party and shall provide to the other party whatever assignments and other documents that may be needed in connection therewith. The party not undertaking such actions may require a suitable indemnity against all damages, costs and expenses and impose such other reasonable conditions as such party's advisors may require. If a party undertakes the obligations of "Inventor" under this Section 4 with respect to any Patent Rights of the other party under this Section 4.3(b), it shall prosecute and maintain the same vigorously at its own expense, and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other party the right to take over the prosecuting party's conduct, at such other party's own expense.

          (c) In the event CoCensys or Warner becomes aware of any actual or threatened infringement of any Patent Right of either party which claims an Invention or a Non-Field Invention, that party shall promptly notify the other and the Executive Committee shall promptly discuss how to proceed in connection with such actual or threatened infringement. If both parties participate in the conduct of a legal action pursuant to this Section 4.3(c), (i) if one party files, the actual costs and expenses of such action shall be [*] or (ii) if both parties file, the actual costs and expenses of such action shall be [*], based on the actual costs and expenses incurred by each party in connection with such action. Any remaining damages shall then be paid [*]. If one party alone conducts such legal action, [*]. If either party commences any actions or proceedings (legal or otherwise) pursuant to this Section 4.3(c), it shall prosecute the same vigorously at its expense and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other party the right to take over the prosecuting party's conduct at such other party's own expense.


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

     4.4. OREGON'S PATENT RIGHTS. Warner acknowledges and understands that certain Collaboration Technology that is Controlled by CoCensys may be owned in whole or in part by Oregon (and licensed to CoCensys) and is therefore subject to the Oregon/UC Agreements. Warner further acknowledges that any rights granted under this Section 4 to Warner as Inventor are subject to Oregon's rights to prepare, prosecute, and maintain certain patents and patent applications pursuant to the Oregon/UC Agreements.

     4.5. ALLEGATIONS OF INFRINGEMENT BY THIRD PARTIES.

          (a) If either party should be of the opinion that it or the other party cannot commercially reasonably make, import, use, market and/or sell a Collaboration Product without infringing a Third Party's patent or other intellectual property rights, it shall notify the other party. Both parties then shall seek an opinion of patent counsel acceptable to both parties. In the Co-Promotion Country, if such patent counsel concurs with the notifying party's opinion, the parties shall jointly or independently endeavor to secure a license from the Third Party on terms that are acceptable to both parties. In a non-Co-Promotion Country, if such patent counsel concurs with the notifying party's opinion, Warner shall endeavor to secure a license from the Third Party on terms that are acceptable to both parties. Any royalties payable by either party in the Co-Promotion Country under any such Third Party license shall be included as a Co-Promotion Expense in that country. [*] of any royalties payable by [*] in a non-Co-Promotion Country under any such Third Party license shall be deducted from royalty payments due to [*] pursuant to this Agreement with respect to such Collaboration Product in such country, provided, however, in no event shall royalties due CoCensys pursuant to this Agreement with respect to sales of any Collaboration Product in any non-Co-Promotion country be reduced by more than [*] of such Collaboration Product in such country. If in the opinion of such patent counsel the Third Party patent is invalid or will not be infringed by the manufacture, use, sale, or import of the Collaboration Product, the parties shall proceed in accordance with the terms of this Agreement, unless an action for infringement is brought against one or both parties.

          (b) If either party is sued for patent infringement of any Third Party patents or other intellectual property right arising out of the manufacture, use, sale, or importation of a Collaboration Product in a Co-Promotion Country, the parties shall promptly meet to discuss the course of action to be taken to resolve or defend any such infringement litigation. Each party shall provide the other with such assistance as is reasonably necessary and shall cooperate in the defense of any such action. Any costs and expenses of defending such action and any damages or other compensation imposed shall be included as a Co-Promotion Expense in the Co-Promotion Country in which such action arose.

          (c) Warner shall be solely responsible for the defense of any threatened or actual claims for Third Party patent infringement or other Third Party


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

intellectual property right arising out of the manufacture, use, sale or importation of a Collaboration Product other than in the Co-Promotion Country. Upon receiving notice of such actual or threatened claims, Warner shall promptly meet with CoCensys to discuss the course of action to be taken to resolve or defend any such infringement litigation. [*] of any costs and expenses of defending such action and any damages or other compensation imposed shall be deducted from [*] pursuant to this Agreement with respect to such Collaboration Product in such Non-Co-Promotion Country, provided, however, in no event shall [*] pursuant to this Agreement with respect to sales of any Collaboration Product in any non-Co-Promotion Country be reduced by more than [*] of such Collaboration Product in such country.

          (d) Notwithstanding the foregoing, each party will pay 100% of any costs and expenses and damages or other consideration resulting from a Third Party infringement action if it relates solely to allegations of infringement made against such party prior to the Effective Date.

     4.6. INDEPENDENT EFFORTS. Except as expressly stated in Section 5.3(j), a party shall not, during the Term of the Research Program, conduct any activities independent of the Collaboration within the Field. Ownership rights to inventions that do not rely in material part on technology, data or knowledge contributed by the other party or derived under the Collaboration and that are made by the employees of CoCensys (but not of Warner) or by the employees of Warner (but not of CoCensys), as the case may be, whether or not made during the Term of this Agreement, shall reside solely in CoCensys or Warner, respectively, as the case may be. Neither party will claim or seek any ownership rights, licenses or royalties or other compensation with respect to such inventions of the other party. The applicable party shall have the right, at its option and expense, to prepare in its own name, file and prosecute any patent applications and to maintain any patents issued with respect to such inventions. In connection therewith, the other party agrees to cooperate with the filing party at the filing party's expense in the preparation and prosecution of all such patent applications covering such independent inventions to the extent that such party's cooperation is reasonably necessary therefor. This obligation shall survive the expiration or termination of this Agreement.

     4.7. CROSS-LICENSES TO INVENTIONS AND OTHER COLLABORATION TECHNOLOGY. Each party hereby grants and agrees to grant to the other a perpetual, non-exclusive, royalty-free license to use such party's Inventions and other Collaboration Technology for research purposes only in the Field.


SECTION 5. DEVELOPMENT PROGRAM

     5.1. DESIGNATION OF COLLABORATION LEAD COMPOUND.

          (a) From time to time the RMC will propose, or either party may propose to the Executive Committee one or more Collaboration Compounds for further Preclinical Development. Such proposal will be in writing, accompanied by an outline of


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

proposed studies and activities through Phase I or IIa for each Collaboration Compound recommended. The Executive Committee will promptly determine whether such Collaboration Compound meets Warner's then current criteria for lead compound designation (the "Preclinical Development Criteria").

          (b) If the Executive Committee determines that such Collaboration Compound meets the Preclinical Development Criteria, then thereafter, such Collaboration Compound shall be deemed to be a "Collaboration Lead Compound" and later a "Collaboration Product". Warner shall commence the Preclinical Development and Development of such Collaboration Lead Compound within [*] days of such determination by the Executive Committee, provided that Warner shall have the right, upon written notice to the Executive Committee, to decline to develop a Collaboration Lead Compound, in which case CoCensys will have the right to proceed independently with the development of such Collaboration Lead Compound according to Section 5.3(j).

          (c) If neither party desires to further develop a Collaboration Compound and so indicates to the Executive Committee, such Collaboration Compound shall be neither a Collaboration Lead Compound nor a compound which may be developed under Section 5.3(j) (except as provided below), and this
Section 5.1(c) shall govern any future development of such discontinued Collaboration Compound (a "Discontinued Compound"). If at any time on or before the [*] of the date upon which the latter of the two parties hereto rejected such Collaboration Compound as a Collaboration Lead Compound pursuant to
Section 5.l(b) (the "Rejection Date"), a party hereunder (the "Interested Party") decides it is interested in reinitiating development of such Discontinued Compound, it shall provide written notice to the other party of such interest and the reasons therefor, in sufficient detail as to allow the other party to make a reasoned judgment regarding the opportunities presented by such development (including, in the case of CoCensys, the Co-Development Percentage elected by CoCensys with respect to such Discontinued Compound). The other party will then have [*] to provide written notice to the Interested Party indicating whether it also is interested in the development of such Discontinued Compound. If the other party is Warner and Warner indicates it is interested in reinitiating Preclinical Development or Development of such Discontinued Compound, the parties will proceed with Preclinical Development or Development of such Discontinued Compound as a Collaboration Lead Compound for which CoCensys has exercised the Re-engagement Option pursuant to the terms of this Agreement. If the other party is Warner and Warner indicates it is not interested in reinitiating Preclinical Development or Development of such Discontinued Compound, CoCensys may proceed with development of such Discontinued Compound as an Independent Product and CoCensys shall be deemed to be the Independent Party, pursuant to Section 5.3(j). If the other party is CoCensys, and CoCensys indicates it is not interested in reinitiating Preclinical Development or Development or such Discontinued Compound, Warner shall proceed with Preclinical Development or Development of such Collaboration Lead Compound pursuant to the terms of this Agreement provided that CoCensys shall not be permitted to thereafter exercise the Re-engagement Option. At any time after the [*] of the Rejection Date, either party may, upon written notice to the other party, proceed with


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                                       20
development of a Discontinued Compound as an Independent Product and such party shall be deemed to be the Independent Party, pursuant to Section 5.3(j).

          (d) If a Collaboration Compound is not, at any time, presented to the Executive Committee pursuant to Section 5.l(a), such Collaboration Compound shall be neither a Collaboration Lead Compound nor a compound which may be developed under Section 5.3(j) (except as provided below), and this
Section 5.l(d) shall govern any future development of such non-proposed Collaboration Compound (a "Non-Proposed Compound"). If at any time on or before the [*] of the date of termination or expiration of the Term of the Research Program, a party hereunder (the "Non-Proposed Compound Interested Party") decides it is interested in reinitiating development of such Non-Proposed Compound, it shall provide written notice to the other party of such interest and the reasons therefor, in sufficient detail as to allow the other party to make a reasoned judgment regarding the opportunities presented by such development. The other party will then have [*] to provide written notice to the Non-Proposed Compound Interested Party indicating whether it also is interested in the development of such Non-Proposed Compound. If the other party is Warner and Warner indicates it is interested in reinitiating Preclinical Development or Development of such Non-Proposed Compound, the parties will proceed with Preclinical Development or Development of such Non-Proposed Compound as a Collaboration Lead Compound for which CoCensys has exercised the Re-engagement Option pursuant to the terms of this Agreement. If the other party is Warner and Warner indicates it is not interested in reinitiating Preclinical Development or Development of such Non-Proposed Compound, CoCensys may proceed with development of such Non-Proposed Compound as an Independent Product and CoCensys shall be deemed to be the Independent Party, pursuant to
Section 5.3(j). If the other party is CoCensys, and CoCensys indicates it is not interested in reinitiating Preclinical Development or Development or such Discontinued Compound, Warner shall proceed with Preclinical Development or Development of such Collaboration Lead Compound pursuant to the terms of this Agreement provided that CoCensys shall not be permitted to thereafter exercise the Re-engagement Option. At any time after the [*] of the date of termination or expiration of the Term of the Research Program, either party may, upon written notice to the other party, proceed with development of a Non-Proposed Compound as an Independent Product and such party shall be deemed to be the Independent Party, pursuant to Section 5.3(j).

     5.2. DEVELOPMENT BY WARNER. Unless and until CoCensys exercises its Re-engagement Option pursuant to the terms of Section 5.3, Warner shall be solely responsible for the strategy and the conduct and funding of the Preclinical Development and Development with respect to any Collaboration Lead Compound or Collaboration Product. Until the end of Phase II meeting with the FDA for each Collaboration Lead Compound, Warner shall keep CoCensys fully informed of the status and progress of the Pre-Clinical Development and Development of such Collaboration Lead Compound. Upon receipt of written notice from CoCensys that it is considering exercising the Re-engagement Option with respect to any Collaboration Lead Compound or Collaboration Product, Warner shall provide CoCensys with the amount of Development Costs incurred


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

by Warner in the Preclinical Development or Development of such Collaboration Lead Compound or Collaboration Product and shall otherwise discuss with CoCensys the anticipated future Development Costs for such Collaboration Lead Compound or Collaboration Product. In the event that Warner determines to subcontract any of the Development to a Third Party, it shall notify CoCensys and CoCensys shall have the right to submit one or more proposals to Warner to perform such work. Warner shall in good faith consider any such proposals of CoCensys which are competitive with Third Party proposals for the same work, provided, however, that Warner shall be under no obligation to accept any such proposal.

     5.3 JOINT DEVELOPMENT. At any time after the Executive Committee designates a Collaboration Lead Compound until the end of Phase II meeting with the FDA relating to such Collaboration Lead Compound, CoCensys shall have the right on a Collaboration Lead Compound-by-Collaboration Lead Compound basis to elect to co-develop and co-promote such Collaboration Lead Compound with Warner (such right is hereinafter referred to as the "Re-engagement Option").
CoCensys shall exercise such right by providing Warner with written notice of such election and indicating the percentage of Total Profit that CoCensys desires to obtain with respect to such Collaboration Lead Compound or Collaboration Product, which shall be between [*] (the "Co-Development Percentage"). Such election shall only be effective if such written notice is accompanied by [*] of the Development Costs incurred by Warner with respect to the applicable Collaboration Lead Compound or Collaboration Product prior to the effective date of such written notice, calculated according to the following table:


Date of Exercise of             Percentage of the
Re-engagement Option           Co-Development Percentage
--------------------           --------------------------

[*]                                      [*]

[*]                                      [*]

[*]                                      [*]


     Upon exercise of the Re-engagement Option in accordance with this Section 5.3, the following provisions shall apply, following the date of such exercise, to the Preclinical Development and Development of the applicable Collaboration Lead Compound or Collaboration Product for which the Re-engagement Option was exercised as well as such other provisions of this Agreement which by their terms shall also so apply:

          (a) COSTS. The payment of the costs of conducting such Preclinical Development shall be as set forth in Section 5.3(d). Under no circumstances shall either


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

party conduct studies of the Collaboration Lead Compound except as permitted by the JDC.

          (b) COLLABORATIVE DEVELOPMENT OF COLLABORATION PRODUCT. The parties will each diligently collaborate in the Development of the Collaboration Products and use diligent efforts to develop and bring such Collaboration Product to the market as soon as reasonably practicable. The role of each party in the research and development process will be proposed by the Project Team Leader and approved by the JDC, with each party providing advisory and supporting services with respect to each phase of the process in which such party may not be actively or primarily involved. No clinical trials involving the Collaboration Product shall be commenced by or on behalf of either party without the prior approval of the JDC. Each party shall ensure that its Development tasks are carried out adhering to the highest ethical and safety standards.

          (c) DEVELOPMENT PLAN AND BUDGET. The Preclinical Development and Development of the Collaboration Product shall be governed by a specific and comprehensive development plan, a detailed short-term budget and a preliminary, estimated long-term budget forecast (the "Development Plan and Budget"). No later than the date on which an IND (or its foreign equivalent) is filed for the Collaboration Product, the JDC shall prepare for consideration and approval by the Executive Committee a Development Plan and Budget for such Collaboration Product. The Development Plan shall describe fully, to the extent practicable, the proposed program of development for such Collaboration Product, including formulation, process development, clinical studies and regulatory plans and other key elements of obtaining Regulatory Approval in the Co-Promotion Country. Without limiting the foregoing, the Development Plan and Budget shall, to the extent practicable, set forth those preclinical and clinical studies necessary or desirable for the filing of an NDA in the United States for the Collaboration Product, as determined by the JDC (the "Core U.S. Dossier"). In addition, the Development Plan shall provide a general overview of relevant plans and timelines for development of such Collaboration Product outside of the Co-Promotion Country. The budget for each development program shall include a detailed short-term budget covering all proposed Development Costs of the program expected during the subsequent 12 months (the "Short-Term Budget Period") of the Development process and a long-term budget forecast covering all proposed Development Costs of the program expected during the Development process subsequent to such Short-Term Budget Period through obtaining Regulatory Approval for commercial sale. Both parties recognize that each Development Plan and Budget are only projections and will be subject to frequent changes. Each such Development Plan and Budget shall be updated semi-annually by the JDC and submitted to the Executive Committee for review and approval not later than ninety (90) days prior to each January 1 and July 1 of each applicable calendar year.

          (d) FUNDING OF PRECLINICAL DEVELOPMENT AND DEVELOPMENT. The percentage of Development Costs of the Core U.S. Dossier which shall be borne by CoCensys shall equal [*]. The balance of Development Costs shall be borne by [*]. Warner shall have the right to use data from the Core U.S. Dossier for Development for


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

regulatory filings outside the Co-Promotion Country with no further compensation to CoCensys. [*] shall bear the cost of those studies within the scope of Development which are not part of the Core U.S. Dossier and which are targeted by Warner for obtaining regulatory approval outside the Co-Promotion Country.

          (e) DRUG APPROVAL APPLICATIONS. Consistent with the Development Plan and Budget and as directed by the Executive Committee, the parties will file Drug Approval Applications and attempt to obtain Regulatory Approvals in the Co-Promotion Country. Warner will own all IND's and NDAs for all Collaboration Compounds, including any supplements thereto. Warner will be responsible for all regulatory submissions including, without limitation, the assembly of suitable Drug Approval Applications. The parties will cooperate in the preparation of each Drug Approval Application and in obtaining Regulatory Approvals under this Section 5.3(e). Regulatory Approvals for Independent Products are not subject to this Section 5.3(e).

          (f) LINE EXTENSIONS. Warner and CoCensys may each prepare and submit to the Executive Committee for consideration, plans for development of line extensions and the conduct of clinical trials covering additional indications for Collaboration Products for sale in the Co-Promotion Country. Any such line extensions or additional trials will be subject to the approval and supervision of the JDC as part of the ongoing Development of such Collaboration Product.

          (g) REIMBURSEMENT. Each Party shall bear its own Development Costs incurred by it, subject to reimbursement as provided herein. Based on the Development Plan and Budget, on a quarter-by-quarter basis, a party shall invoice the other party for the other party's allocated percentage of the Development Costs incurred by the invoicing party and such other party shall pay such allocated percentage within 30 days of the end of such quarter.

          (h) COMPLIANCE. The parties will comply with cGLP, cGCP, and cGMP in the conduct of the Preclinical Development of any Collaboration Lead Compound or Development of any Collaboration Product for sale in the Co-Promotion Country. In addition, the parties agree to conduct such Preclinical Development and Development in compliance with applicable good laboratory, clinical or manufacturing practices of non-Co-Promotion Countries, provided, and only to the extent that, Warner notifies CoCensys of such non-Co-Promotion Country's practices and such practices are not in conflict with the Co-Promotion Country's cGLP, cGCP, or cGMP. Where such compliance with such identified non-Co-Promotion Countries practices results in any material additional Development Costs, Warner shall promptly reimburse CoCensys in full for such additional expenditures actually incurred by CoCensys.

          (i) TERMINATION OF PARTICIPATION IN COLLABORATIVE DEVELOPMENT. On a Collaboration Compound-by-Collaboration Compound basis, Warner and CoCensys may elect (upon [*] prior written notice) to terminate their participation in the Preclinical Development or Development of any Collaboration Lead Compound or Collaboration


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

Product for which CoCensys has exercised the Re-engagement Option and thereby terminate its responsibility for bearing further Development Costs for such Collaboration Compound, as specified herein, in which event the other party will have the right to proceed independently to develop such Collaboration Compound as an Independent Product, pursuant to Section 5.3(j). In the event a party gives notice of termination under this Section 5.3(i), the terminating party (i) will remain responsible for its share of Development Costs for such Collaboration Compound until the effective date of the termination, and (ii) will make its personnel, relevant data, and other resources available to the other party as necessary to effect an orderly transition of development responsibilities, with the costs of such personnel, relevant data, and resources to be borne by the other party after the effective date of the termination. The parties each recognize and agree that a party's termination of participation in Development in accordance with this
Section 5.3(i) will not be considered a breach of its obligations under this Agreement.

          (j)  INDEPENDENT DEVELOPMENT.


               (i) In the event (i) a party, pursuant to Section 5.l(b), (c), or (d) elects not to participate in and commit resources to conduct Preclinical Development or Development of a Collaboration Lead Compound or Collaboration Product or (ii) any party unilaterally terminates its participation in the collaborative Preclinical Development or Development pursuant to
Section 5.3(i), or (iii) a party terminates its participation in the Research Programs pursuant to Section 2.4, then the party that made an affirmative election pursuant to Section 5.1(b), (c), or (d) or the non-terminating party if it desires to continue Development (in each case, the "Independent Party"), shall have the right to undertake the continued Preclinical Development and Development of such Collaboration Lead Compound or Collaboration Product (an "Independent Lead Compound" or "Independent Product") independently, at its sole cost, and under its sole direction. No party may utilize the services of the personnel committed to the Collaboration pursuant to Section 2.2 in performance of research or development of an Independent Lead Compound or Independent Product.

               (ii) The Independent Party will inform the other party of all material information in its research and development of each Independent Lead Compound or Independent Product and will allow such other party to comment on the direction of such research and development. The Independent Party will provide the other party a complete and accurate copy of the proposed filing, together with any additional information that the other party may request regarding the relevant Independent Lead Compound or Independent Product, at least 30 days prior to submitting such filing to the FDA or its foreign equivalent.

               (iii) In the event Warner elects to proceed as an Independent Party, CoCensys shall forfeit its rights to develop such Collaboration Compound (or Collaboration Product) and co-promote such Collaboration Product in the Co-Promotion Country, and Warner shall be entitled to develop and commercialize such Independent


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

Product at its sole discretion, alone or with another partner, subject to the payment to CoCensys of a royalty as set forth in Section 6.7.

               (iv) In the event CoCensys elects to proceed as an Independent Party, Warner shall forfeit its rights to develop such Collaboration Compound (or Collaboration Product) and market and sell such Collaboration Product worldwide, subject to Section 5.3(k), and CoCensys shall be entitled to develop and commercialize such Independent Product worldwide, at its sole discretion, alone or with another partner, subject to the payment to Warner of a royalty as set forth in Section 6.7.

          (k) WARNER'S RE-ENGAGEMENT OPTION. If CoCensys is the Independent Party, Warner may elect to resume Preclinical Development and Development of an Independent Lead Compound or Independent Product and regain its right to commercialize such Independent Lead Compound or Independent Product if it notifies CoCensys of such election, in writing, prior to the initiation of Phase III clinical trials for the registration of such Independent Lead Compound or Independent Product (the "Warner Re-engagement Notice"). In such event, such Independent Lead Compound or Independent Product shall immediately become a Collaboration Lead Compound or Collaboration Product, as the case may be, for all purposes under this Agreement and Warner shall regain the right to co-promote such Independent Product in the Co-Promotion Country and to market and sell the Independent Product exclusively in all countries other than the Co-Promotion Country. Promptly after Warner makes such election, Warner shall pay CoCensys the percentage calculated according to the following table of the costs of research and development of the Independent Lead Compound or Independent Product incurred by CoCensys subsequent to the date upon which it commenced independent development or research and prior to the date of the Warner Re-engagement Notice, which payment shall be made in four equal quarterly installments beginning on the first day of the calendar quarter following the date of the election of the non-Independent Party:



Date of Exercise of          100% less the Co-Development
Re-engagement Option          Percentage, multiplied by:
--------------------         ------------------------------

[*]                                      [*]

[*]                                      [*]

[*]                                      [*]




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

SECTION 6. LICENSES AND ROYALTIES

     6.1. GRANT BY COCENSYS. Subject to the terms and conditions of this Agreement, CoCensys hereby grants and agrees to grant to Warner an exclusive, worldwide license under the Patent Rights, Background, Technology and Collaboration Technology owned or Controlled by CoCensys to the extent necessary to develop, make, have made, use, import, offer for sale, and sell (with the right to sublicense) any Collaboration Product. Such licenses with respect to a Collaboration Product are exclusive even as to CoCensys, except that CoCensys shall retain the right to conduct Preclinical Development and Development as set forth in Section 5, and to promote in the Co-Promotion Country as set forth in Section 7 to the limited extent necessary for CoCensys to exercise its rights thereunder. Warner may not sublicense any of its rights granted under this Section 6.1 to any Third Party without the prior written consent of CoCensys, not to be unreasonably withheld.

     6.2. GRANT BY WARNER. Subject to the terms and conditions of this Agreement, Warner hereby grants and agrees to grant to CoCensys an exclusive (except as to Warner) license under the Patent Rights, Background Technology and Collaboration Technology owned or Controlled by Warner to the extent necessary for CoCensys to (a) participate in Preclinical Development and Development as set forth in Section 5, and (b) use and promote any Collaboration Product in the Co-Promotion Country pursuant to the terms of
Section 7, once it has exercised the Re-engagement Option with respect to such Collaboration Product. CoCensys may not sublicense any of its rights granted under this Section 6.2 without the prior written consent of Warner, not to be unreasonably withheld.

     6.3. INDEPENDENT PRODUCTS. Each of Warner and CoCensys hereby grants and agrees to grant to the other an exclusive, worldwide license under the Patent Rights, Background Technology and Collaboration Technology owned or Controlled by the granting party to the extent necessary to develop Independent Lead Compounds and make, have made, use, import, offer for sale and sell (with the right to sublicense) any Independent Product in the event the receiving party is designated the Independent Party with respect to such Independent Product (or Independent Lead Compound) pursuant to Section 5.3(j). Such licenses are exclusive even as to the granting party. Any such license with respect to an Independent Product or Independent Lead Compound shall terminate in the event such Independent Product or Independent Lead Compound becomes a Collaboration Lead Compound or Collaboration Product pursuant to the terms of Section 5.3(k).

     6.4. THIRD PARTY TECHNOLOGY.

          (a)  OREGON LICENSE.

               (i) Warner acknowledges and understands that the licenses granted by CoCensys under Sections 6.1 and 6.3 contemplate sublicenses of technology licensed from Oregon to Acea pursuant to the Oregon License Agreement and that these sublicenses to Warner are subject to the terms and conditions of the Oregon License


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

Agreement, including certain rights retained by Oregon and the United States government thereunder. Warner further acknowledges that in no event shall the license grants to Warner under this Agreement with respect to technology licensed to Acea pursuant to the Oregon License Agreement be construed as conferring upon Warner any greater rights than are conferred upon Acea or CoCensys by Oregon under the Oregon License Agreement. CoCensys shall have the right to negotiate or amend the terms of the Oregon License Agreement, without involvement of Warner, provided that (i) the benefits to Warner under any such renegotiated or amended license agreement shall not be less than those contained in the Oregon License Agreement in effect as of the Effective Date and (ii) CoCensys provides a draft copy of such renegotiated or amended license agreement (which draft, in CoCensys' sole discretion, may have any or all economic terms redacted) to Warner no later than 45 days prior to execution of such agreement.

               (ii) As between Warner and CoCensys, [*] of any royalties or other amounts paid to or due and owing Oregon or UC by CoCensys, as of or after the Effective Date, pursuant to the Oregon/UC Agreements shall be borne by [*].

          (b)  COVENANTS OF COCENSYS REGARDING OREGON/UC AGREEMENTS.

               (i) CoCensys hereby covenants and agrees with Warner as follows: (1) to perform its obligations, and use diligent efforts to cause Oregon or UC, as the case may be, to perform its obligations, under the Oregon/UC Agreements; (2) to notify Warner promptly in writing of any breach or notice given or received by CoCensys, Oregon or UC (to the extent CoCensys has knowledge thereof) under the Oregon/UC Agreements; (3) not to make any decisions, agreements or elections, or refuse or not make any decisions, agreements or elections, or take or refuse or not take any other action under the Oregon/UC Agreements or otherwise which might adversely affect CoCensys' rights under the Oregon/UC Agreements or Warner's rights or CoCensys' obligations under this Agreement; and (4) not to take or allow to be taken any action which could result in a breach of the Oregon/UC Agreements such that such breach adversely affects Warner's rights under this Agreement.

               (ii) In the event Warner incurs any damages, costs or other expenses as a result of a breach of any of the covenants set forth in
Section 6.4(b)(i), CoCensys shall indemnify and hold harmless Warner and its Affiliates for any such damages, costs or expenses incurred. This obligation shall survive the expiration or termination of this Agreement.

          (c) OTHER THIRD PARTY TECHNOLOGY. During the term of this Agreement, if either party becomes aware of Third Party rights that may be desirable to license in order to manufacture, market, import, use or sell a Collaboration Product (other than rights granted under the Oregon/UC Agreements), it shall notify the other party and the Executive Committee will determine whether a license should be sought under such rights. If CoCensys has exercised the Re-engagement Option, and in the event that such acquired rights result in payments to a Third Party, [*] of such payments attributable to the manufacture, marketing, importation, use or sale of the applicable Collaboration Product in the Co-Promotion Country shall be included as a Co-Promotion Expense of the party making such payment in that country. In the event that such acquired rights result in payments to a Third Party, [*] of any such payments attributable to


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

the manufacture, marketing, importation, use or sale of such Collaboration Product in the non-Co-Promotion Country shall be deducted from royalty payments due to CoCensys pursuant to this Agreement with respect to such Collaboration Product in such country, provided, however, in no event shall royalties due CoCensys pursuant to this Agreement with respect to sales of such Collaboration Product in any non-Co-Promotion country be reduced by more than [*] of Net Sales of such Collaboration Product in such country.

     6.5. USE OUTSIDE THE FIELD. Each party hereby covenants to the other that it will not practice the Patent Rights, Background Technology, or Collaboration Technology of the other party, except as explicitly permitted in this Agreement.

     6.6. ROYALTIES PAYABLE BY WARNER. Except as set forth in Section 2.4, Warner will pay CoCensys a royalty equal to [*] of Warner's, its Affiliates' or sublicensees' Net Sales of Collaboration Products in the Non-Co-Promotion Countries, and a royalty calculated in accordance with the following table for Warner's, its Affiliates' or sublicensees' Net Sales of all Collaboration Products in the Co-Promotion Country for Collaboration Products for which CoCensys has not exercised the Re-engagement Option.




The primary active ingredient
   of the applicable
  Collaboration Product         Royalty Percentage
----------------------------   ---------------------
[*]                           [*]

[*]                           [*]

[*]                           [*] of annual Net Sales less
                              than or equal to [*]

                              [*] of annual Net Sales
                              greater than [*] but less
                              than [*]

                              [*] of annual Net Sales
                              greater than [*] but less
                              than or equal to [*]

                              [*] of annual Net Sales in
                              excess of [*]




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

[*] shall be owed on Net Sales in the Co-Promotion Country on any Collaboration Products for which CoCensys has exercised the Re-engagement Option and not elected to terminate its Co-Promotion Rights under Section 7.3. Such royalties shall be payable until the expiration of the last to expire Patent Right owned or Controlled by either CoCensys or Warner and necessary to make, use, import for sale or sell such Collaboration Product in such country. In addition, the percentage of royalty payable in any calendar quarter with respect to Net Sales of each Collaboration Product shall be reduced by [*] of the number of percentage points (or fraction thereof) by which the Cost of Goods for such Collaboration Product [*] of Net Sales of such Collaboration Product in such quarter, provided that the royalty payable by Warner shall not be reduced below [*].

     6.7. ROYALTIES PAYABLE BY THE INDEPENDENT PARTY. The Independent Party will pay the other party a royalty equal to [*] of the Independent Party's, its Affiliates', or sublicensees' Net Sales of Independent Products. Such royalties shall be payable in respect of each country in which sales occur until the expiration of the last to expire Patent Right owned or Controlled by either CoCensys or Warner and necessary to make, use, import for sale or sell such Product in such country.

     6.8. CURRENCY OF PAYMENT. All payments to be made under this Agreement shall be made in United States dollars in the United States to a bank account designated by the party to be paid. Royalties earned shall first be determined in the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) in New York, New York, at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

     6.9. PAYMENT AND REPORTING. The royalties due under Sections 6.6 or 6.7 shall be paid quarterly, within 3 months after the close of each calendar quarter, or earlier if practical (i.e., on or before the last day of each of the months of June, September, December, and March), immediately following each quarterly period in which such royalties are earned. With each such quarterly payment, the payor shall furnish the payee a royalty statement setting forth on a country-by-country basis the total revenues and the number of units of each royalty-bearing Product sold hereunder for the quarterly period for which the royalties are due, and the deductions applied in arriving at Net Sales.

     6.10. TAXES WITHHELD. Any income or other tax that one party hereunder, its Affiliates or sublicensees is required to withhold (the "Withholding Party") and pay on behalf of the other party hereunder (the "Withheld Party") with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim


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

exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

     6.11. COMPUTATION OF ROYALTIES. All sales of Products between the selling party and any of its Affiliates and sublicensees shall be disregarded for purposes of computing Net Sales and royalties under this Section 6, but in such instances royalties shall be payable only upon sales to unlicensed Third Parties. Nothing herein contained shall obligate either party to pay the other party more than one royalty on any unit of a Product.

     6.12. LICENSES TO AFFILIATES AND SUBLICENSEES. Each party shall, at the other party's reasonable request, enter into license and/or royalty agreements directly with the other party's Affiliates and permitted sublicensees, in lieu of the license grant to or royalty obligation of the requesting party; provided such agreements would not decrease the amount of royalties which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory, and this Agreement shall be amended as appropriate. No such license and/or royalty agreement will relieve Warner or CoCensys, as the case may be, of its obligations hereunder, and such party will guarantee the obligations of its Affiliate or sublicensee in any such agreement. Royalties received directly from one party's Affiliates and sublicensees shall be credited towards such party's royalty obligations under Section 6.6 or 6.7 hereof, as applicable.

     6.13. RESTRICTIONS ON PAYMENTS. The obligation to pay royalties under this Agreement shall be waived and excused to the extent that statutes, laws, codes or government regulations in a particular country prevent such royalty payments by the seller of Products; provided, however, that if legally permissible, the seller of Products shall pay the royalties owed to the other party hereto by depositing such amounts in a bank account in such country that has been designated by the party owed such royalties.

     6.14. RECORDS. Warner and CoCensys each shall keep accurate books and accounts of record in connection with the manufacture, use and/or sale by or for it of the Collaboration Products and Independent Products in sufficient detail to permit accurate determination of all figures necessary for verification of royalties, profits, milestone payments and other compensation required to be paid hereunder. Warner and CoCensys shall maintain such records for a period of 3 years after the end of the year in which they were generated. At such party's expense, a party, through a certified public accountant reasonably acceptable to the other party, shall have the right to access the books and records of the other party for the sole purpose of verifying such statements. Such access shall be conducted after reasonable prior written notice to the party during ordinary business hours and shall not be more frequent than once during each calendar year.


SECTION 7. CO-PROMOTION OF COLLABORATION PRODUCTS

     7.1. APPLICABILITY. The terms of this Section 7 shall only apply to Collaboration Products for which CoCensys has exercised the Re-engagement Option in


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

accordance with Section 5 and for which CoCensys has not subsequently terminated its participation in the development of such Collaboration Product.

     7.2. CO-PROMOTION RIGHTS. Subject to Section 7.4, CoCensys and Warner shall each work diligently and use the same effort such party puts forth to promote other products of similar commercial value, to co-promote each Collaboration Product in the Co-Promotion Country during the Term of Co-Promotion pursuant to the terms and conditions hereof. The Marketing Committee shall oversee and implement all such commercialization activities, based on the principle of maximizing profits from sales of Collaboration Products in the Co-Promotion Country during the Term of Co-Promotion.

     7.3. ELECTION OR REVOCATION OF CO-PROMOTION RIGHT. CoCensys may terminate early the Term of Co-Promotion with respect to a Collaboration Product being co-promoted by the parties in the Co-Promotion Country at any time following [*] prior written notice to Warner, in which case Warner shall have the exclusive right to promote, alone or with another party, in the Co-Promotion Country, and CoCensys shall receive a royalty of (a) [*] on Net Sales of such Collaboration Product in the Co-Promotion provided that CoCensys has provided its Required Sales Effort for no less that [*] consecutive months following the initial sale of the applicable Collaboration Product or (b) [*] on Net Sales of Collaboration Products where CoCensys has failed to so provide its Required Sales Effort. Warner may terminate early the Term of Co-Promotion with respect to a Collaboration Product being co-promoted by the parties in the Co-Promotion Country at any time following [*] months prior written notice to CoCensys, in which case, should CoCensys desire to continue promotion of such Collaboration Product, it shall be treated as an Independent Product being promoted by CoCensys, which CoCensys may promote alone or with another party, in the Co-Promotion Country, effective as of the date of termination, and Warner shall receive a royalty on Net Sales in the Co-Promotion Country pursuant to
Section 6.7, except that such royalty shall equal [*] instead of [*] of Net Sales. In the event (a) of early termination of the Term of Co-Promotion by Warner in the Co-Promotion Country, or (b) Warner otherwise terminates the Development or promotion in the Co-Promotion Country of a Collaboration Product for which CoCensys has not exercised the Re-engagement Option, Warner shall
(i) assign to CoCensys all NDAs (or foreign equivalents) for such Collaboration Product in such country, (ii) transfer to CoCensys any other relevant information which will enable CoCensys to promote such product as an Independent Product in such country, and (iii) continue to supply Finished Product to CoCensys pursuant to Section 9.7. In the event of early termination of the Term of Co-Promotion by CoCensys in the Co-Promotion Country, CoCensys shall transfer to Warner any other relevant information which will enable Warner to promote such product in such country. The Term of Co-Promotion with respect to any Collaboration Product in the Co-Promotion Country may not be reinstated after delivery of a notice of early termination thereof.

     7.4. REQUIRED SALES EFFORT. Warner shall supply a percentage equal to [*] and CoCensys shall supply a percentage equal to [*] of the total promotional and marketing


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

effort (including details, if determined to be an appropriate sales activity) for each Collaboration Product being co-promoted by the parties in the Co-Promotion Country, as determined by the Marketing Committee. Each party's required promotional and marketing effort is hereinafter referred to as its "Required Sales Effort" and is subject to adjustment as set forth in this
Section 7.4. The parties will mutually determine appropriate written standards for measuring and accounting procedures to confirm and document each party's performance of its Required Sales Effort, prior to the commencement of the Term of Co-Promotion for any Collaboration Product. In the event either party fails to meet its Required Sales Effort commitment in any calendar year with respect to a Collaboration Product in a Co-Promotion Country, the parties will meet to discuss the circumstances giving rise to such shortfall. If such shortfall was not caused by an event of force majeure, then the failing party's Share of Profit and Share of Loss (as defined under Section 7.15) shall be reduced for that calendar year and for all subsequent calendar quarters during the Term of Co-Promotion to [*], unless further readjusted in subsequent calendar years due to a failure of the other party to meet its Required Sales Effort. Notwithstanding any other provisions of this Agreement, if a party's Share of Profit and Share of Loss falls below [*] pursuant to this Section 7.4, the failing party shall instead receive a royalty equal to [*] of the other party's (or the other party's Affiliates' or sublicensees') Net Sales of Collaboration Products. Such royalties shall be payable until the expiration of the last to expire Patent Right owned or Controlled by either CoCensys or Warner and necessary to make, use or sell such Collaboration Product in such country. Nothing contained in this Section 7.4 shall be deemed to preclude either party from revoking its right to co-promote, pursuant to Section 7.3, at any time. The parties have provided in this Section 7.4 for the exclusive mechanisms to compensate for failure to provide the Required Sales Effort and any such failure shall not be deemed a breach of this Agreement.

     7.5. MARKETING PLAN AND BUDGET. The co-promotion of each Collaboration Product will be governed by a marketing plan and budget (the "Marketing Plan and Budget"). Warner will be responsible for preparing and approving the Marketing Plan and Budget. The Marketing Plan and Budget will describe fully, to the extent practicable, the proposed plan for commercialization of the Collaboration Product in the Co-Promotion Country, including overall marketing strategy, anticipated marketing, sales and promotion efforts by each party, market and sales forecasts, pricing analysis and estimated launch date, as well as advertising and other promotional materials to be used in the co-promotion. The Marketing Plan will be prepared taking into consideration factors such as market conditions, regulatory factors and competition. The Budget will include all projected Co-Promotion Expenses for the Collaboration Product. The initial Marketing Plan and Budget shall be prepared and approved by Warner, after discussions with CoCensys, no later than 3 months after the first filing of an NDA (or its foreign equivalent) for a Collaboration Product in the Co-Promotion Country.

     7.6. PROMOTIONAL AND ADVERTISING MATERIALS. The parties shall disseminate in the Co-Promotion Country only those promotional and advertising materials which have been provided or approved for use by Warner, the cost of which shall be a Co-Promotion


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

Expense of the party incurring such cost. All such materials shall be consistent with the relevant Marketing Plan and Budget approved by Warner and neither party shall make any claims or representations in respect of the applicable Collaboration Product that have not been approved by Warner. In all written or visual materials related to Collaboration Products co-promoted in the Co-Promotion Country which identify either of the parties, the parties will be presented and described to the medical communities (including, for example, the physician, pharmacy, governmental, reimbursement, and hospital sectors) as joining in the promotion of the Collaboration Product in such country. All such written and visual materials and all documentary information, promotional material, and oral presentations (where practical) regarding the promoting of the Collaboration Product being co-promoted in the Co-Promotion Country will state this arrangement and will display the Warner and CoCensys names and logos with equal prominence, as permitted by applicable law.

     7.7. PRICING. The parties will discuss, and the Marketing Plan will include, the general operating guidelines and strategies for the pricing and discounting of Collaboration Products co-promoted in the Co-Promotion Country provided, however that Warner shall have absolute discretion as to pricing and discounting in countries in which the Collaboration Product is not co-promoted. If either party is selling, marketing or promoting a competing product in the Co-Promotion Country at such time, the scope of such discussions shall be adjusted accordingly.

     7.8. NO DELEGATION. Each of the parties may use only its own employees or the employees of one or more of its Affiliates in the course of exercising its co-promotion rights under this Agreement.

     7.9. RETURNS. Warner shall be responsible for handling all returns relating to Collaboration Products. Any Collaboration Product returned to CoCensys shall be shipped by CoCensys to the address designated by Warner with shipping costs authorized by Warner to be paid by Warner.

     7.10. ORDERS. All customer orders for Collaboration Products shall be received and executed by Warner. CoCensys shall transmit any such orders that it receives to Warner no later than the following business day.

     7.11. SAMPLES. accurate records as to the distribution of samples of Collaboration Products and comply with all applicable laws, rules and regulations dealing with the distribution of samples.

     7.12. COMPLETION OF SALES. All sales of Collaboration Products will be completed, distributed, accounted for, billed and booked by Warner.

     7.13. TRAINING. Consistent with the marketing plans established by Warner, but not less than 90 days prior to the commencement of the Term of Co-Promotion for each Collaboration Product, Warner shall provide reasonable access to its sales training staff and facilities for appropriate, initial training of the CoCensys sales force to the extent


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CoCensys lacks such facilities and training staff. Such training shall be at
CoCensys' expense and shall be a Co-Promotion Expense of CoCensys. Consistent with the marketing plans established by Warner, all other training costs shall be borne by the party incurring such cost and shall be a Co-Promotion Expense of such party.

     7.14. EXCHANGE OF MARKETING INFORMATION. From time-to-time Warner will develop call lists, schedules, and other appropriate information for the purpose of determining the physicians and other persons involved in the drug purchase decision-making process to whom CoCensys and Warner, respectively, may detail each Collaboration Product. The parties agree to cooperate in finding an inexpensive and expeditious way to provide a call list and other information indicating the identity of those physicians and other persons involved in the decision-making process regarding the purchase of pharmaceuticals. Any expenses incurred in connection therewith shall be Co-Promotion Expenses of the party incurring such expense. If either party is selling, marketing, or promoting a competing product in the Co-Promotion Country at such time, the scope of such activities shall be adjusted accordingly.

     7.15 DETERMINATION AND ALLOCATION OF TOTAL PROFIT.

          (a) If Total Profit for a Collaboration Product is positive, Net Sales in the Co-Promotion Country shall be allocated first to reimburse each party for its Co-Promotion Expenses for such Collaboration Product and then to pay each party its Share of Profit times such positive Total Profit. CoCensys' "Share of Profit" shall equal [*] and Warner's "Share of Profit" shall equal [*] unless adjusted pursuant to Section 7.4.

          (b) If Total Profit for a Collaboration Product is negative, Net Sales shall be allocated to partially reimburse the parties so that (w) the proportion of each party's share of the total unreimbursed Co-Promotion Expenses to the total amount of unreimbursed Co-Promotion Expenses for both parties is equal to (x) [*]. If (y) the Co-Promotion Expenses actually incurred by a party are less than (z) such party's Share of Loss times such negative Total Profit, such party shall pay the other party the difference between (z) and (y) at the time set forth in Section 7.16. Each party's "Share of Loss" shall equal its Share of Profit, unless adjusted pursuant to Section 7.4.

     7.16. PAYMENT AND REPORTING. Within [*] after the close of each calendar quarter during the Term of Co-Promotion (i.e., on or before the last day of each of the [*]), or earlier if possible, CoCensys shall furnish to Warner a statement containing its Co-Promotion Expenses incurred in such calendar quarter for the Co-Promotion Country. Within [*] after the close of each calendar quarter during the Term of Co-Promotion (i.e., on or before the last day of [*]), or earlier if possible, Warner shall furnish to CoCensys a statement (the "P&L Statements") setting forth for each Co-Promotion Country, Net Sales of each Collaboration Product and all data on which the determination of Total Profit was calculated. Warner will submit any amount due to CoCensys pursuant to Section 7.15 (a) or 7.15 (b), as the case may be, with the P&L Statement. If CoCensys owes an amount to Warner pursuant to Section 7.15 (b), it shall make such payment


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within 30 days of receipt of the P&L Statement. If the Term of Co-Promotion ends during an accounting quarter, the amounts due hereunder shall be calculated for such shortened calendar quarter.

SECTION 8. TRADEMARKS.

     8.1 TRADEMARKS IN THE CO-PROMOTION COUNTRY. The following provisions shall apply to each Collaboration Product for which CoCensys has exercised the Re-engagement Option pursuant to Section 5.3.

          (a) The parties, through the Marketing Committee, shall mutually agree upon the trademark or trademarks to be used for each Collaboration Product in the Co-Promotion Country (each a "Trademark") and shall take into consideration the marketing efforts of Warner with respect to such Collaboration Product in countries other than the Co-Promotion Country. Warner and CoCensys shall be joint owners of each Trademark in the Co-Promotion Country. In the Co-Promotion Country, each Trademark shall be used only in connection with the applicable Collaboration Product and shall not be used by either party on or in connection with any other product. The Marketing Committee shall assign responsibility to one or both parties for searching, clearing, filing, prosecuting, maintaining and all reasonable steps necessary in defending each Trademark. All costs associated with the aforesaid actions and all other necessary actions in connection with each Trademark, including, without limitation, obtaining, owning, maintaining, defending and enforcing such Trademark shall be deemed Co-Promotion Expenses of the party incurring such costs.

          (b) In the event any jurisdiction in the Co-Promotion Country does not recognize joint ownership of a trademark by separate corporate entities, Warner shall be the owner of each Trademark in such jurisdiction and CoCensys shall be the exclusive (except as to Warner) licensee of such Trademark in such jurisdiction, without payment of any additional consideration to Warner.

          (c) In the event there is a challenge to the validity of any Trademark, or enforceability against a third party infringer is at issue due to joint ownership of any Trademark (even if a Certificate of Registration has issued for such Trademark in accordance with the terms of this Agreement), the owner of such Trademark shall be deemed to be either Warner or CoCensys, as determined by the Marketing Committee, and nothing in the terms of this Agreement shall be deemed to be a desire by either party to nullify or disqualify the validity of such Trademark.

          (d) The Marketing Committee shall approve all trade dress, logos, slogans, designs and copyrights used on and in connection with any Collaboration Product in the Co-Promotion Country. Warner and CoCensys shall be joint owners of the trade dress, logos, slogans, designs and copyrights specifically developed for and used on and in connection with any Collaboration Product in the Co-Promotion Countries (the "Collaboration Product Logos and Copy"). Warner and CoCensys shall each retain sole


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and exclusive ownership of their own respective and independently developed and pre-existing names, trade dress, logos, slogans, designs and copyrights regardless of whether such names, trade dress, logos, slogans, designs and copyrights are used on or in connection with any Collaboration Product.

          (e) Neither Warner nor CoCensys shall have the right to assign, transfer, license, sublicense, or otherwise encumber any Trademark or Collaboration Product Logos and Copy without the prior written consent of the other party. Neither party shall use, file for or obtain, in the Co-Promotion Country, a trademark registration for any trademark which is confusingly similar to any Trademark used or to be used in the Co-Promotion Country. At the expiration or termination of the Term of Co-Promotion in a Co-Promotion Country for any Collaboration Product, only one party shall be permitted to continue to use any Trademarks and Collaboration Product Logos and Copy used in the marketing and sale of such Collaboration Product. The party desiring to continue using such Trademarks and Collaboration Product Logos and Copy at the expiration or termination of the Term of Co-Promotion for any Collaboration Product shall compensate the other party, at a royalty rate equal to [*] of such party's, its Affiliates' or sublicensees' Net Sales of such Collaboration Product, for so long as such Collaboration Product is sold under such Trademarks or Collaboration Product Logos and Copy. In the event both parties desire to continue using such Trademarks and Collaboration Product Logos and Copy at the expiration or termination of the Term of Co-Promotion, the party willing to pay to the other party [*] shall be the only party permitted to continue using such Trademarks and Collaboration Product Logos and Copy. The party being compensated shall assign all of its right, title and interest in such Trademarks and Collaboration Product Logos and Copy in the Co-Promotion Country to the other party upon receipt of such compensation. No later than [*] after receipt of such compensation, all rights to use such Trademarks and Collaboration Product Logos and Copy by the compensated party shall cease.

          (f) Each party shall be responsible for maintaining the quality control in connection with its own manufacture of Bulk Products and Finished Products and shall maintain such quality control standards as are established by the Marketing Committee. To the extent Finished Products or Bulk Products are manufactured by a Third Party, the party or parties contracting with such Third Party shall provide in such contract that such Third Party will be held to the quality control standards established by the Marketing Committee. During the Term of Co-Promotion, the Marketing Committee shall approve all printed materials bearing each Trademark, including but not limited to business materials, printed materials, advertising materials, promotional materials, and any such other materials that may reference such Trademark.

          (g) In the event that Warner or CoCensys is charged with, or sued for, the violation of any third party trademark, or an administrative action is brought against either party in connection with any Trademark in any Co-Promotion Country, each party shall promptly notify the other and cooperate in the defense of any such charge, suit, or administrative proceeding as applicable. The Marketing Committee shall be responsible


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for the management of such action. All costs and expenses of such action
(including damage awards and settlement awards) shall be [*].

          (h) In the event CoCensys or Warner becomes aware of any actual or threatened violation of any Trademark in the Co-Promotion Country, that party shall promptly notify the other and the Marketing Committee shall promptly discuss how to proceed in connection with such actual or threatened violation. Any expenses incurred in connection with a legal action or administrative action with respect to such actual or threatened violation shall be [*] and any damages awarded to either Warner or CoCensys shall be paid [*] and be deemed to be [*].

     8.2. TRADEMARKS IN COUNTRY OTHER THAN CO-PROMOTION COUNTRY. Warner shall select and own the trademark for marketing a Collaboration Product in countries other than those in which the parties are co-promoting, taking into consideration the Trademark selected for those countries in which the parties are co-promoting. All expenses for (i) registration of such trademark and
(ii) bringing, maintaining, and prosecuting any action to protect or defend such trademark in such countries shall be borne by Warner.


SECTION 9. SUPPLY OF PRODUCT

     The following provisions shall only apply to Collaboration Products for which CoCensys has exercised the Re-engagement Option pursuant to Section 5.3.

     9.1. SUPPLY OF PRODUCT BY WARNER.

          (a) Subject to Section 9.2, Warner will manufacture or have manufactured the parties' requirements for clinical and commercial supplies of each Collaboration Product (Bulk Product and Finished Product). In fulfilling its manufacturing obligations hereunder, Warner will use at least the same level of effort that it employs for its other products of similar scientific and commercial promise.

          (b) Warner shall be responsible for establishing, subject to approval by the Executive Committee, the specifications, including any necessary documentation, certificates of analysis and test results, for the relevant Collaboration Product to be manufactured under this Section 9. Warner will promptly provide CoCensys with copies of all such specifications and other information and documentation if CoCensys has exercised its Re-engagement Option. In addition, Warner will provide CoCensys with notice of, and results and data from, all FDA audits relating to supply of Collaboration Products.

          (c) Where CoCensys takes delivery of Finished Product, CoCensys shall have the right to conduct quality assurance testing of Finished Product which Warner manufactures or has manufactured. The cost of such testing shall be a Development Cost or a Co-Promotion Expense, as the case may be.


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          (d)  Warner's Cost of Goods (including qualification batches for FDA approval) for Collaboration Products actually used (and not sold) for all studies in the Core U.S. Dossier shall be included in Development Costs.

     9.2. TERMS OF MANUFACTURE AND SUPPLY.

          (a) The Executive Committee shall establish procedures acceptable to both parties regarding forecasts of requirements of the Collaboration Products.

          (b) At all times during the Term of Co-Promotion, Warner shall maintain reasonable commercial inventories of Collaboration Products necessary to meet commercial supply requirements as determined by the Marketing Committee.

          (c) Warner shall be entitled to recover as a Co-Promotion Expense in the Co-Promotion Country, its Cost of Goods for Collaboration Products which the parties are co-promoting pursuant to Section 7, sold in the Co-Promotion Country which are (i) manufactured by it or (ii) purchased from a Third Party source. Warner shall, at the request and expense of CoCensys, permit an independent accountant to whom Warner has no reasonable objection, to have access to and to examine Warner's written records concerning its Cost of Goods, during normal business hours, but not more than once in any 12-month period, to verify the Cost of Goods. CoCensys shall keep in strict confidence all information learned in the course of such audit.

     9.3. SUPPLY OBLIGATION UPON REVOCATION OF CO-PROMOTION RIGHT. If Warner terminates early the Term of Co-Promotion with respect to a Collaboration Product pursuant to Section 7.2 and CoCensys desires to continue promotion of such product as an Independent Product, and if Warner is supplying Finished Products, Warner shall continue to supply Finished Product to CoCensys until the earlier of (a) [*] following the end of the Term of Co-Promotion or (b) the date CoCensys obtains an alternative source for such Finished Product, with such Finished Product being supplied by Warner at a price and subject to additional terms and conditions to be negotiated between the parties.


SECTION 10.    REGULATORY MATTERS

     The following provisions shall only apply to Collaboration Products for which CoCensys has exercised the Re-engagement Option pursuant to Section 5.3.

     10.1. SIDE EFFECTS AND ADVERSE EVENTS. Prior to and during the Term of Co-Promotion of a Collaboration Product which the parties are co-promoting pursuant to Section 7, each party shall promptly advise the other by telefax or overnight delivery service of any unexpected side effect, adverse reaction, or injury which has been brought to that party's attention at any place and which is alleged to have been caused by such Collaboration Product. The party which has filed the Drug Approval Application in the Co-Promotion Country or, if no Drug Approval Application has been filed, the party which has filed the IND in the Co-Promotion Country shall have all rights and


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responsibilities to report such side effect, adverse reaction or injury to the appropriate regulatory authorities as required by applicable law. In non-Co-Promotion Countries, Warner shall have all rights and responsibilities to report such side effect, adverse reaction or injury to the appropriate regulatory authorities as required by applicable law.

     10.2. COMMUNICATION WITH REGULATORY AGENCIES. Upon being contacted by the FDA in the Co-Promotion Country prior to or during the Term of Co-Promotion for any regulatory purpose pertaining to this Agreement or to a Collaboration Product which the parties are co-promoting pursuant to Section 7, CoCensys and Warner shall promptly, but always within 2 business days, notify and consult with one another and the party which has filed the Drug Approval Application in the Co-Promotion Country or, if no Drug Approval Application has been filed, the party which has filed the IND shall provide an appropriate response. Upon being contacted by any drug regulatory agency in any non-Co-Promotion Country prior to or during the Term of Co-Promotion for any regulatory purpose which is relevant to the development or commercialization of such Collaboration Product, Warner shall promptly, but always within 2 business days, notify CoCensys of the content of such contact. In non-Co-Promotion Countries, Warner shall have the sole right and responsibility to respond to any regulatory agency with respect to any Collaboration Product.

     10.3. PRODUCT RECALL. In the event that Warner or CoCensys determines that an event, incident or circumstances has occurred which may result in the need for a recall or other removal of any Collaboration Product which the parties are co-promoting pursuant to Section 7 or any lot or lots thereof from the market in a Co-Promotion Country, it shall advise and consult with the other party with respect thereto. The holder of the NDA (or foreign equivalent) shall, in its sole discretion, have the right to order a recall or other removal after such consultations and the other party shall co-operate with such recall. [*]. Warner shall make all decisions with respect to recall of a Collaboration Product which the parties are co-promoting pursuant to Section 7 in a non-Co-Promotion Country, and Warner alone shall bear all costs associated therewith.

SECTION 11.    MILESTONES; EQUITY INVESTMENT

     11.1.     MILESTONES.

          (a) Warner shall pay CoCensys the following amounts with respect to each Collaboration Product to achieve each stated milestone (whether or not CoCensys has exercised its Re-engagement Option):



 1.     [*] .................................... [*]

 2.     [*] .................................... [*]

 3.     [*] .................................... [*]

 4.     [*] .................................... [*]


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

 5.     [*] .................................... [*]

 6.     [*] .................................... [*]

 7.     [*] .................................... [*]

 8.     [*] .................................... [*]

 9.     [*] .................................... [*]

10.     [*] .................................... [*]

11.     [*] .................................... [*]

12.     [*] .................................... [*]

13.     [*] .................................... [*]

14.     [*] .................................... [*]


          (b) CoCensys acknowledges and agrees that [*] of the payment under milestone 2 and [*] of the payment under milestone 3 above shall be treated as prepaid royalties of Warner owed under Section 6.6. Warner may reduce each royalty payment due under Section 6.6 by up to [*] until the aggregate of all such reductions equals the total amount of prepaid royalties.

     11.2. ACQUISITION OF COCENSYS COMMON STOCK. Simultaneously with the execution of the Amended and Restated Research, Development and Marketing Collaboration Agreement, the parties shall enter into a certain Stock Purchase Agreement pursuant to which Warner shall pay to CoCensys a total amount of $7,000,000 in consideration for shares of CoCensys Convertible Preferred Stock. Such purchase of Convertible Preferred Stock shall be divided into a payment of $1,000,000 upon execution of the Stock Purchase Agreement and $6,000,000 on January 9, 1998.


SECTION 12.    CONFIDENTIALITY

     12.1.     CONFIDENTIALITY.

          (a) Except as specifically permitted hereunder, each party hereby agrees to hold in confidence and not use on behalf of itself or others all Background Technology, and all other data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies, and know-how provided by the other party (the "Disclosing Party") during the Term of this Agreement and all Collaboration Technology and all other data, results and information developed pursuant to the Collaboration and solely owned by the Disclosing Party or


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jointly owned by the parties (collectively the "Confidential Information"), except that the term "Confidential Information" shall not include:

               (1) information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates; and

               (2) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information; and

               (3) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records; and

               (4) information that is necessary to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure; and

               (5) information which has been independently developed by the non-Disclosing Party without the aid or use of Confidential Information.

          (b) The obligations of this Section 12.1 shall survive the expiration or termination of this Agreement for a period of 3 years.

     12.2. PERMITTED DISCLOSURES. Confidential Information may be disclosed to employees, agents, consultants, sublicensees or suppliers of the non-Disclosing Party or its Affiliates, but only to the extent required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior agreement from its employees, agents, consultants, sublicensees, or suppliers to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees, or suppliers do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each party may disclose the terms of this Agreement to lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such party either (i) upon the written consent of the other party or (ii) if the disclosing party obtains a signed confidentiality agreement with such financial institution with respect to such information, upon terms substantially similar to those contained in this Section 12.

     12.3. PUBLICITY. All publicity, press releases, and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both parties; provided, however, that either

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party may (i) publicize the existence and general subject matter of this
Agreement without the other party's approval and (ii) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws and in the case of (ii), the non-disclosing party shall have the right to review and comment on such disclosure prior to its submission, where practicable.

     12.4. PUBLICATION. The parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, it is agreed that prior to any public disclosure of such results, the party proposing disclosure shall send the other party a copy of the information to be disclosed, and shall allow the other party 30 days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing party which such party desires to maintain as a trade secret. If notification is not received during the 30-day period, the party proposing disclosure shall be free to proceed with the disclosure. If due to a valid business reason or a belief by the non-disclosing party that the disclosure contains subject matter for which a patentable invention should be sought, then prior to the expiration of the 30-day period, the non-disclosing party shall so notify the disclosing party, who shall then delay public disclosure of the information for an additional period of up to 6 months to permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.


SECTION 13.    REPRESENTATIONS AND WARRANTS

     13.1. LEGAL AUTHORITY. Each party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

     13.2. NO CONFLICTS. Each party represents and warrants that as of the date of this Agreement it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or By-Laws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement. CoCensys further represents and warrants to Warner that it has delivered to Warner a complete copy of all written agreements between (a) Acea and Oregon, (b) Acea and UC ,and (c) CoCensys and Acea, relating to research being conducted by any such parties in the Field and no oral agreements or other arrangements exist between Acea and Oregon or Acea and UC which supersede any of the terms of any such written agreements. CoCensys further represents to Warner that there are no existing agreements between CoCensys, Inc. and Oregon relating to research or development in the Field.

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

     13.3. OTHERS BOUND. Each party covenants that any contract it enters into with a Third Party performing services under this Agreement on behalf of such party will bind such Third Party to all of the relevant terms and conditions of this Agreement.

     13.4.     OREGON/UC AGREEMENTS. CoCensys represents and warrants that:

          (a) Subject only to the rights retained by Oregon or by UC or by the United States government pursuant to the provisions of the Oregon/UC Agreements, CoCensys is the sole owner and/or exclusive worldwide licensee free and clear of any and all charges, claims or encumbrances of any kind, except those present in the Oregon/UC Agreements, of the entire right, title and interest in and to all intellectual property rights (including, without limitation, all patent rights, inventions and discoveries) and all compounds which are subject to the terms of the Oregon/UC Agreements (collectively, the "Oregon/UC Agreement Rights").

          (b) Other than Oregon, UC, and the United States government, no other person or organization presently has any effective option or license with respect to the manufacture, use, or sale of the CoCensys Compounds or any compounds arising under the Oregon/UC Agreement Rights.

          (c) By fax transmitted on September 27, 1995, as supplemented by fax transmitted on September 28, 1995, CoCensys has provided to Warner true and complete copies of the Oregon/UC Agreements, including all supplements thereto and modifications or amendments thereof. CoCensys is not, and to its best knowledge Oregon is not, in default under or in breach of the Oregon License Agreement or the Oregon Research Agreement or the Oregon/UC Assignment Agreement and such agreements are in full force and effect as of the date hereof. CoCensys is not, and to its best knowledge UC is not, in default under or in breach of the UC Research Agreement or the Oregon/UC Assignment Agreement and such agreements are in full force and effect as of the date hereof.

     13.5. SURVIVAL. The foregoing representations and warranties shall survive the execution, delivery, and performance of this Agreement, notwithstanding any investigation by or on behalf of either party.

     13.6. DISCLAIMER. Except as otherwise expressly stated herein, Warner hereby disclaims any warranty expressed or implied as to any Collaboration Product or Independent Product sold or placed in commerce by or on behalf of CoCensys. Except as otherwise expressly stated herein, CoCensys hereby disclaims any warranty expressed or implied as to any Collaboration Product or Independent Product sold or placed in commerce by or on behalf of Warner.

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SECTION 14.    TERMINATION

     14.1. TERMINATION FOR BREACH. In the event of a material breach of the provisions of this Agreement, the breaching party shall have 60 days after receipt of written notice from the non-breaching party to cure such breach, or if cure cannot be reasonably effected within such 60-day period, to deliver to the other party a plan for curing such breach which is reasonably sufficient to effect a cure.

          (a) In the event of an uncured breach of a material obligation under the Research Program and during the Term of the Research Program, the non-breaching party may terminate the Term of the Research Program and each party shall retain such ownership interest in the Collaboration Technology as it shall hold on the date of the termination, provided, however, that (i) the licenses granted to the non-breaching party under Section 2.5, Section 4.7, and
Section 6 shall remain in full force and effect but the breaching party shall forfeit all rights to develop and promote all Collaboration Compounds, Collaboration Lead Compounds and Collaboration Products, and any resulting products shall be deemed to be Independent Products of the non-terminating party, (ii) the breaching party shall not conduct any further research in the Field for a period of [*] from the effective date of such early termination,
(iii) all licenses granted to such breaching party under this Agreement may be immediately terminated by the non-breaching party, and (iv) any royalties due the breaching party under this Agreement shall be reduced by [*].

          (b) In the event of an uncured material breach by Warner of its obligations to pay any royalties due and owing with respect to a Collaboration Product pursuant to Section 6.6, or CoCensys' Share of Profit under Section 7.16(a), CoCensys may terminate the licenses it has granted to Warner pursuant to Section 6.1 in respect of such Collaboration Product whereupon, at CoCensys' request, Warner shall grant to CoCensys an exclusive (even as to Warner) worldwide license (with the right to sublicense) under the Patent Rights, Collaboration Technology, and Background Technology relating to such Product and owned or Controlled by Warner, to the extent necessary to make, use or sell such Product (i) in countries other than those in which the parties are co-promoting such Collaboration Product, if any, in the case of a failure to pay royalties and (ii) in the Co-Promotion Country in the case of failure to pay the Share of Profit, subject to payment of a [*] royalty to Warner on Net Sales of such Collaboration Product, and shall further assign to CoCensys all Regulatory Approvals (to the extent permitted by law) in such countries.

          (c) In the event of an uncured material breach of Section 6.7 by the Independent Party in respect of royalties owed thereunder on an Independent Product, the other party may terminate the licenses granted by it pursuant to
Section 6.3 in respect of such Product, whereupon at the other party's request, the Independent Party shall grant it an exclusive (even as to such party), worldwide license (with the right to sublicense) under the Patent Rights, Collaboration Technology, and Background Technology relating to such Product and owned or Controlled by the Independent Party, to the extent

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necessary to make, use and sell such Independent Product subject to payment of a [*] royalty to the breaching Independent Party and shall further assign to the other party all Regulatory Approvals (to the extent permitted by law) in such countries.

          (d) In the event of an uncured material breach of either party's obligations with respect to the Preclinical Development or Development of any Collaboration Compound, including, but not limited to, the payment of such party's share of Development Costs, the nonbreaching party shall have the right to terminate the license granted to the breaching party under Section 6.1, 6.2, or 6.3 with respect to such Collaboration Compound, and to declare such Collaboration Compound to be an Independent Lead Compound or Independent Product and such non-breaching party shall be deemed to be an Independent Party with respect to such Independent Lead Compound or Independent Product, and shall have such rights and obligations applicable to an Independent Party as set forth herein, provided, however, any royalties due the breaching party on sales of such Independent Product pursuant to Section 6.7 shall be reduced by [*].

     14.2. EFFECT OF BANKRUPTCY. If, during the Term of the Research Program, either party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within 15 days an involuntary petition in bankruptcy filed against it, then the Term of the Research Program and the entirety of this Agreement may be immediately terminated by the other party.

     14.3.     DETERMINATION OF CO-PROMOTION RIGHTS UPON CHANGE IN CONTROL.

          (a) In the event of a Change of Control (as defined below) of either party which results in the control of such party (the "Acquired Party") by a Pharmaceutical Company (as defined below), the Acquired Party promptly shall notify the other party (the "Non-Acquired Party") of such Change in Control and the Non-Acquired Party shall have the right, upon written notice to the Acquired Party (the "Notice of Intent"), [*] to be set forth in
Section 14.3(b), provided that the Notice of Intent is received by the Acquired Party within 90 days after receipt of notice by the Non-Acquired Party of such Change in Control.

          (b) Within 30 days following receipt of the Notice of Intent, the parties shall jointly select a Third Party arbitrator (the "Third Party Arbitrator"), which shall be a Third Party with significant qualifications and experience in the pharmaceutical business. Within 60 days following receipt of the Notice of Intent, each party shall submit to the Third Party Arbitrator, and to the other party, [*]. Within 15 days following receipt of such information from both parties, the Third Party Arbitrator shall select [*] and shall notify the parties of its selection. In making its determination pursuant to the preceding sentence, the Third Party Arbitrator (i) shall select that submitted [*] to a hypothetical, independent Pharmaceutical Company and
(ii) shall not take into account any unique

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circumstances [*] which the Acquired Party has undergone its Change in
Control. The [*] selected by the Third Party Arbitrator shall be deemed to be the [*].

          (c) Within 15 days after determination of the [*], the Non-Acquired Party will notify the Acquired Party as to whether it wishes to purchase the Agreement Rights at [*]. If the Non-Acquired Party elects not to [*], the parties will continue to research, develop, and co-promote under this Agreement and the Non-Acquired Party will pay all costs for the Third Party Arbitrator. If the Non-Acquired Party elects to [*], the Non-Acquired Party shall pay to the Acquired Party [*] on the date upon which it makes such election and [*]. If the Non-Acquired Party elects to [*], and the date upon which it makes such election is [*], the Non-Acquired Party shall pay to the Acquired Party [*] on the date upon which it makes such election and [*] on or before each of the subsequent anniversaries of such date, until [*] has been paid, where [*], rounded up to the nearest whole number. If the Non-Acquired Party elects to [*], the parties will [*] all costs associated with the Third Party Arbitrator. Each party will bear [*] for submission to the Third Party Arbitrator pursuant to Section 14.3(b).

          (d) For purposes of this Section 14.3, "Change in Control" shall mean (1) a merger or consolidation in which a party hereto is not the surviving corporation; (2) a reverse merger in which a party hereto is the surviving corporation but the shares of such party's voting stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) if, after giving effect to any agreements among stockholders of a party hereto, any person holds and may vote in excess of [*] of such party's voting stock.

          (e) For purposes of this Section 14.3, "Pharmaceutical Company" shall mean any person, as such term is defined in Section 12 (d) of the United States Securities Exchange Act of 1934, as amended, which is engaged in the pharmaceutical business in terms of researching, developing, marketing, selling, or distributing pharmaceutical products for use in humans.

     14.4. REMEDIES. In the event of any breach of any provision of this Agreement, in addition and remedies at law or equity to enforce this Agreement.

     14.5. VOLUNTARY TERMINATION. Either party may terminate the Term of the Research Collaboration pursuant to Section 2.4.


SECTION 15.    GENERAL PROVISIONS

     15.1. INDEMNIFICATION. Each of Warner and CoCensys agrees to indemnify and hold harmless the other party and its Affiliates and their respective employees, agents, officers, directors and permitted assigns (such party's "Indemnified Group") from and against any claims by a third party resulting in the award or payment of any judgments, expenses (including reasonable attorney's fees), damages and awards (collectively a "Claim") arising out of or
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any of its representations, warranties, or obligations hereunder or (iii)
such party's research and development, manufacture, use, promotion, marketing, or sale of any Collaboration Compounds, except to the extent that such Claim arises out of or results from the negligence or misconduct of a party seeking to be indemnified and held harmless or the negligence or misconduct of a member of such party's Indemnified Group. A condition of this obligation is that, whenever a member of the Indemnified Group has information from which it may reasonably conclude an incident has occurred which could give rise to a Claim, such indemnified party shall immediately give notice to the indemnifying party of all pertinent data surrounding such incident and, in the event a Claim is made, all members of the Indemnified Group shall assist the indemnifying party and cooperate in the gathering of information with respect to the time, place and circumstances and in obtaining the names and addresses of any injured parties and available witnesses. No member of the Indemnified Group shall voluntarily make any payment or incur any expense in connection with any such Claim or suit without the prior written consent of the indemnifying party. The obligations set forth in this Section 15.1 shall survive the expiration or termination of this Agreement.

     15.2. ASSIGNMENT. This Agreement shall not be assignable by either party, without the prior written consent of the other party, such consent not to be unreasonably withheld, except a party may, subject to Section 14.3, make such an assignment without the other party's consent to Affiliates or to a successor to substantially all of the pharmaceutical business of such party, whether in merger, sale of stock, sale of assets or other transaction. In no event will any assignment relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and, subject to the terms of the foregoing sentence, inure to the benefit of the panties' successors, legal representatives and assigns.

     15.3. NON-WAIVER. The waiver by either of the parties of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

     15.4. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York other than those provisions governing conflicts of law.

     15.5. PARTIAL INVALIDITY. If and to the extent that any court or tribunal of competent jurisdiction holds any of the terms or provisions of this Agreement, or the application thereof to any circumstances, to be invalid or unenforceable in a final nonappealable order, the parties shall use their best efforts to reform the portions of this Agreement declared invalid to realize the intent of the parties as fully as practical, and the remainder of this Agreement and the application of such invalid term or provision to circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each of the remaining terms and provisions of this Agreement shall remain valid and enforceable to the fullest extent of the law.

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     15.6.     NOTICE. Any notice to be given to a party under or in connection with this Agreement shall be in writing and shall be (i) personally delivered,
(ii) delivered by a nationally recognized overnight courier, or (iii) delivered by certified mail, postage prepaid, return receipt requested to the party at the address set forth below for such party:

   To Warner:                             To CoCensys or Acea:

   Senior Vice President, Research        President & CEO
   Parke-Davis Pharmaceutical Research    CoCensys, Inc.
   Division of Warner-Lambert Company     201 Technology Drive
   2800 Plymouth Road                     Irvine, California 92618
   Ann Arbor, MI 48105

   With a copy to:                        with a copy to:

   President, Parke-Davis,                Alan Mendelson
   North America                          Cooley Godward Castro
   Warner-Lambert Company                 Huddleson & Tatum
   201 Tabor Road                         Five Palo Alto Square
   Morris Plains, NJ 07950                Palo Alto, California 94306

   and a copy to:

   Vice President and General Counsel
   Warner-Lambert Company
   201 Tabor Road
   Morris Plains, NJ 07950

or to such other address as to which the party has given notice thereof. Such notices shall be deemed given upon receipt.

     15.7. HEADINGS. The headings appearing herein have been inserted solely for the convenience of the parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

     15.8. NO IMPLIED LICENSES OR WARRANTIES. No right or license under any patent application, issued patent, know-how, or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement. Neither party warrants the success of any clinical or other studies undertaken by it.

     15.9. FORCE MAJEURE. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control

                                       49
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of the party in question: acts of nature; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and labor lockouts; provided that the party so affected shall use its best efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

     15.10. SURVIVAL. The representations and warranties contained in this Agreement as well as those rights and obligations contained in the terms of this Agreement which by their intent or meaning have validity beyond the term of this Agreement shall survive the termination or expiration of this Agreement.

     15.11. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the parties relating to the subject matter hereof, except for the terms of Articles 4 and 5 of the Screening Collaboration Agreement. This Agreement will control in the event of any conflict between this Agreement and the Research Plan.

     15.12. AMENDMENTS. No amendment, change, modification, or alteration of the terms and conditions of this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

     15.13. INDEPENDENT CONTRACTORS. It is understood that both parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither party hereto is to be considered the agent or partner of the other party for any purpose whatsoever. Neither party has any authority to enter into any contracts or assume any obligations for the other party or make any warranties or representations on behalf of the other party.

     15.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


COCENSYS, INC.               WARNER-LAMBERT COMPANY

By:   /s/                    By:  /s/
     ----------------------     -----------------------------
Name: Dr. Eckard Weber       Name: Ronald M. Cresswell, Ph.D.
     ----------------------       ---------------------------
Title: Senior Vice           Title:   Vice President and
       President, Research            Chairman
       and Drug Discovery             Parke-Davis
                                      Pharmaceutical Research
                                      a Warner-Lambert Company

Date: October 13, 1997        Date: October 13, 1997
    ----------------------     -----------------------------

ACEA PHARMACEUTICALS, INC.

By:  /s/
    ----------------------


Name Dr. Eckard Weber
    ----------------------

Title: Senior Vice
       President, Research
       and Drug Discovery


Date: October 13, 1997
    ----------------------



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                                 SCHEDULE 1.3


                                      [*]






















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                                SCHEDULE 1.3(b)


                                      [*]
















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                                 SCHEDULE 1.7


                              COCENSYS COMPOUNDS

                                      [*]
















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                                 SCHEDULE 2.1


       Parke-Davis/CoCensys Collaboration Research Plan - October, 1997

                                      [*]














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                            PROPOSED RESEARCH PLAN


                                      [*]














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                      SUBTYPE SELECTIVE NMDA ANTAGONISTS
                              Screening Strategy


                                      [*]














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                       NON-COMPETITIVE AMPA ANTAGONISTS
                        Preliminary Screening Strategy


                                      [*]














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                                 SCHEDULE 5.1


                       PRE-CLINICAL DEVELOPMENT CRITERIA

                                      [*]














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